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                                                                     EXHIBIT 3.3

                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                       HUNTSMAN INTERNATIONAL HOLDINGS LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this AGREEMENT) of HUNTSMAN INTERNATIONAL HOLDINGS LLC, a Delaware limited liability company formerly known as Huntsman ICI Holdings LLC (the COMPANY), is made and entered into as of December 20, 2001 among HUNTSMAN SPECIALTY CHEMICALS CORPORATION, a corporation organised under the laws of Delaware (H and initially the H MEMBER), ICI ALTA INC., a corporation organised under the laws of Delaware (ICI and initially the ICI MEMBER), DB CAPITAL INVESTORS, L.P., a Delaware limited partnership formerly known as BT Capital Investors, L.P. (BTCP and initially the BTCP MEMBER), J.P. MORGAN PARTNERS (BHCA), L.P., a Delaware limited partnership and successor in interest to Chase Equity Associates, L.P. (CEA and initially the CEA MEMBER), GS MEZZANINE PARTNERS, L.P., a Delaware limited partnership (GSMP), and GSMP (HICI), INC., a Cayman Islands corporation (GSMPO SUB and together with GSMP, the GS FUNDS and initially the GSG MEMBERS) and such other persons or entities that become Members of the Company, as hereinafter provided.

WHEREAS, the Company has been formed by H as a Delaware limited liability company pursuant to (i) the filing of a Certificate of Formation of the Company, as amended (the CERTIFICATE OF FORMATION), in the Office of the Secretary of State of the State of Delaware on 23 March 1999 in accordance with the requirements of the Delaware Act and (ii) an initial Limited Liability Company Agreement of the Company dated 23 March 1999 as amended on 12 April 1999 (the INITIAL AGREEMENT) duly executed by H as initial sole Member of the Company, as the Initial Agreement was amended and restated by the Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 30, 1999 among H, ICI AMERICAS INC., a corporation organised under the

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laws of Delaware, ICI, BTCP, CEA, and THE GOLDMAN SACHS GROUP, INC. (GSG) (the
1999 AGREEMENT); and

WHEREAS, the Members desire to amend and restate the 1999 Agreement in its entirety and to set forth in this Agreement the terms governing the business and affairs of the Company;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Members agree that the 1999 Agreement shall be amended and restated in its entirety as follows:

INTERPRETATION

DEFINITIONS

1.1 In addition to terms otherwise defined herein, the following terms are used herein as defined below:

ACCOUNTING PRINCIPLES shall have the meaning given to it in clause 6.1;

ADJUSTED PROPERTY means any property the Carrying Value of which has been adjusted pursuant to clause 3.10(e);

ADJUSTED RELATIVE CAPITAL ACCOUNT BALANCES has the meaning given in clause 3A.7;

AFFILIATE means, with respect to any specified Person, any other Person, directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including with correlative meanings, "controlling", "controlled by" and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or otherwise, it being understood that control shall mean direct or indirect ownership of more than fifty per cent. (50%) of the voting stock or general partnership interest or voting interest in any undertaking. Notwithstanding the foregoing, for the purposes of this Agreement, no Associate Group Member is to be regarded as an Affiliate of any Member or any other member of such Member's Group;

AGREED VALUE means the fair market value of Contributed Property, as determined by the Board using any reasonable method of valuation, provided that the Agreed Value of Contributed Property that a Member is obligated to transfer or has transferred to the Company pursuant to the

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Contribution Agreement shall be the amount set forth in the Contribution
Agreement;

APPLICABLE H TRANSFEREE means (i) an un-Affiliated third party to which any H Group Member or H Member has transferred H Interests constituting 20% or more of the then-outstanding Interests and (ii) any un-Affiliated third party to which any Applicable H Transferee has transferred all (and not only some) of the Interests held by it and such Interests constitute 20% or more of the then-outstanding Interests, other than, in either case, any such transferee which constitutes the H Member subsequent to such transfer;

ASSOCIATE GROUP means the Company and any Subsidiaries of the Company from time to time;

ASSOCIATE GROUP MEMBER means any member of the Associate Group;

AVAILABLE NET CASH FLOW means, for any period, the consolidated gross cash receipts (net of borrowings) of the U.S. Associate Group less (i) all expenses of the U.S. Associate Group which require a cash expenditure, (ii) all payments of principal of, interest on and any other amounts with respect to indebtedness, leases or other commitments or obligations of the U.S. Associate Group (including loans by Members to the U.S. Associate Group), (iii) any sum expended by the U.S. Associate Group for capital expenditures or asset acquisitions, loans or investments in Subsidiaries and (iv) amounts for anticipated future working capital and other purposes, as reasonably determined from time to time by the Board, provided that in the case of each of (i), (ii) and (iii) above, expenses, payments and other amounts shall be taken into account to the extent that they are due and payable during the period for which Available Net Cash Flow is being calculated;

BANKING REGULATIONS means all federal, state and foreign laws, statutes, ordinances, rules, regulations, permits, certificates and orders applicable to banks, bank holding companies and their Affiliates, including, without limitation, the Bank Holding Company Act and the Federal Reserve Act;

BOARD means the governance board of the Company consisting of all Managers or, as may be applicable, any duly appointed committee of the Board;

BOARD OBSERVER means any Person granted Board observation rights pursuant to the terms of clause 4.2(b) of this Agreement;

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BTCP BOARD OBSERVER means the Board Observer appointed by the BTCP Member pursuant to clause 4.2(b) hereof;

BTCP GROUP means BTCP and those Affiliates of BTCP which generally hold investments for the private equity business of BTCP's ultimate parent;

BTCP GROUP MEMBER means any member of the BTCP Group;

BTCP INTERESTS means (i) the non-voting convertible Units held by a BTCP Member from time to time and (ii) the voting Units held by a BTCP Member from time to time and, in each case, together with any additional Units issued to a BTCP Member from time to time as herein provided and any Units acquired by a BTCP Member from any other Member;

BTCP MEMBER means the BTCP Group Member(s) who hold(s) for the time being the BTCP Interests;

BUDGET means a budget for the Associate Group for a particular Financial Year as approved from time to time by the Board;

BUSINESS means the business intended to be carried on by the Associate Group, as described in clause 2;

BUSINESS DAY means a day (other than a Saturday) on which banks generally are open in London, Rotterdam, New York City and Salt Lake City for a full range of business;

BUSINESS PLAN means a rolling business plan for the Associate Group relating to the then current Financial Year and three (3) succeeding Financial Years to be updated annually;

BUSINESS PROJECTIONS means the 1999-2003 projections for the businesses contributed to the Company as initialled for identification by the Members;

CAPITAL ACCOUNT means the Capital Account maintained for each Member pursuant to clause 3.10 of this Agreement;

CAPITAL CONTRIBUTION means, with respect to any Member, the amount or value of cash or property contributed by such Member to the Company in accordance with clause 3.1 or 3.2;

CARRYING VALUE means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all

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depreciation, cost recovery and amortisation deductions charged to the Capital
Accounts pursuant to clause 3.10(d) with respect to such property, as well as any other reductions as a result of sales, retirements and other dispositions of assets included in a Contributed Property, as of the time of determination, (b) with respect to an Adjusted Property, the value of such property immediately following the adjustment provided in clause 3.10(e) reduced (but not below zero) by all depreciation, cost recovery and amortisation deductions charged to the Capital Accounts pursuant to clause 3.10(d) with respect to such property, as well as any other reductions as a result of sales, retirements or dispositions of assets included in Adjusted Property, as of the time of determination, and
(c) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination;

CEA BOARD OBSERVER means the Board Observer appointed by the CEA Member pursuant to clause 4.2(b) hereof;

CEA GROUP means CEA and those Affiliates of CEA which generally hold investments for the private equity business of CEA's ultimate parent;

CEA GROUP MEMBER means any member of the CEA Group;

CEA INTERESTS means (i) the non-voting convertible Units held by a CEA Member from time to time and (ii) the voting Units held by a CEA Member from time to time and, in each case, together with any additional Units issued to a CEA Member from time to time as herein provided and any Units acquired by a CEA Member from any other Member;

CEA MEMBER means the CEA Group Member(s) who hold(s) for the time being the CEA Interests;

CERTIFICATE means (i) a certificate evidencing Interests issued prior to the date hereof substantially in the form of Exhibit B to the 1999 Agreement or a certificate evidencing Interests issued after the date hereof substantially in the form of EXHIBIT B to this Agreement or (ii) in the case of the BTCP Member, the CEA Member and the GSG Members, Exhibit C to the 1999 Agreement or EXHIBIT C to this Agreement, as appropriate;

CHAIRMAN means the chairman from time to time of the Board;

CHIEF EXECUTIVE means the chief executive from time to time of the Company;

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CHIEF FINANCIAL OFFICER means the chief financial officer from time to time of the Company;

CLOSING means closing under the Contribution Agreement;

CODE means the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor to such statute;

COMPANY includes any body corporate, wherever incorporated;

COMPANY PROPERTY means any or all property of the Company from time to time;

CONSOLIDATED COMPANY GROUP means the Company and JV2, taken together, assuming that (i) the Company was organised as a corporation under the laws of a state of the United States, (ii) JV2 was organised as a Delaware limited liability company that is wholly owned by the Company, and (iii) the Company and JV2 prepare and file a single United States federal corporate income tax return;

CONTINUING MEMBER means (i) with respect to clauses 11.5, 11.6, 11.7, 11.8 and 11.9, any Majority Member and any 30% Members (other than the ICI Member) if the Seller is any Member or any of its Affiliates (other than the BTCP Member, the CEA Member or either GSG Member, or any of their respective Affiliates), (ii) with respect to clause 11.13, (x) the BTCP Member, the CEA Member and the GSG Members, if the Seller is H or any of its Affiliates and (y) the BTCP Member, the CEA Member and the GSG Members, if the Seller is ICI, the ICI Member, the ICI Group Member or any of their Affiliates, (iii) with respect to clause 11.13A, (x) the BTCP Member, the CEA Member and the GSG Members, if the Seller is an H Member, an H Group Member, an Applicable H Transferee or any of their respective Affiliates, (y) every Member (other than the Seller and, until such time as a Termination Payment (as defined in the Option Agreement), if required, is made, the ICI Member), if (1) the Seller is the H Member or any of its Affiliates, (2) the aggregate number of Units to be sold by the H Member and its Affiliates exceeds 40% of the then-outstanding Units and (3) the aggregate number of Units to be transferred by the Seller and its Affiliates, together with the number of Units, if any, to be transferred in connection therewith by the Equity Investors pursuant to clause 11.13A, exceeds 50% of the then-outstanding Units and (z) every Member (other than the Seller and the ICI Member), if (1) the Seller is any Majority Member or any of its Affiliates and
(2) the number of Units to be transferred by the Majority Member and its Affiliates exceeds 50% of the

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then-outstanding Units and (iv) with respect to clause 11.15, the H Member, any
Majority Member and any 30% Member;

CONTRIBUTED PROPERTY means property or other consideration (other than cash) contributed to the Company in exchange for Units of Interest in the Company;

CONTRIBUTION AGREEMENT means the agreement dated as of 15 April 1999 (as amended) between H, ICI plc, JV2 and the Company pursuant to which H and ICI plc agreed to make certain contributions of companies, businesses and other assets to the Company;

CONVERSION EVENT means (a) any public offering or public sale of equity securities of the Company (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of equity securities of the Company to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the 1934 ACT)) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to appoint a majority of the Managers (provided that such sale has been approved by the Board), (c) any sale of equity securities of the Company to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Company (excluding any non-voting Interests being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to appoint a majority of the Managers, (d) any sale of equity securities of the Company to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Company and (e) a merger, consolidation or similar transaction involving the Company if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Board);

DELAWARE ACT means the Delaware Limited Liability Company Act, 6 DEL. C. Sections 18-101 ET SEQ., as it may be amended from time to time, and any successor to such statute;

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ENVIRONMENTAL COVENANT has the meaning attributed to such term in the
Contribution Agreement;

EQUITY INVESTOR shall mean each of BTCP and CEA and, collectively, GSMP and GSMPO Sub, and their permitted successors and assigns under this Agreement;

EQUITY INVESTOR APPROVAL MATTERS means those matters listed in clause 4.12;

EQUITY PROPORTIONS means the respective proportions in which the Members hold the issued Interests which will initially be, in the case of the ICI Member, thirty per cent. (30%), in the case of the H Member, sixty per cent. (60%), in the case of the BTCP Member, four and 4/9ths per cent. (4 4/9%), in the case of the CEA Member, four and 4/9ths per cent. (4 4/9%) and, in the case of the GSG Members, collectively, one and 1/9th per cent. (1 1/9%);

EQUIVALENT NON-VOTING SECURITY shall mean, with respect to any security issued or to be issued by any Person, a security of such Person that is identical in rights and benefits to such security, except that (a) the equivalent security shall not be entitled to vote on any matter on which holders of voting securities of such Person are entitled to vote, other than as required by applicable law or with respect to any amendment or repeal of any provision of the organisational documents of such Person or any other agreement or instrument pursuant to which the equivalent security was issued which provision specifically affects such equivalent security, (b) subject to such reasonable restrictions as any affected Regulated Member may request (including any restriction necessary to prevent the violation by such Regulated Member of any provision of applicable law with respect to its ownership of voting securities), the equivalent security shall be convertible in a one-to-one ratio into the first security and (c) the terms of the equivalent security shall include such provisions requested by any affected Regulated Member as are reasonable and equitable to ensure that (i) the equivalent security is treated comparably to the first security with respect to dividends, distributions, stock splits, reclassifications, capital reorganisations, mergers, consolidations and other similar events and transactions, (ii) the conversion right provided in subpart
(b) above is equitably protected and (iii) the acquisition of the equivalent security will not cause such Regulated Member to violate applicable law;

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EXISTING B NOTE INDENTURE means the Second Amended and Restated Indenture, dated as of the date hereof, between the Company and Bank One, N.A., as Trustee, as in effect as of the date hereof.

15% MEMBER has the meaning set out in clause 4.2(a);

FINANCIAL YEAR means the fiscal year of the Company as specified in clause 6.3;

FINANCING AGREEMENTS has the meaning attributed to such term in the Contribution Agreement;

FRAMEWORK AGREEMENT means the Framework Agreement, dated November 2, 2000, among ICI plc, ICI Finance plc, ICI, H, the Company and JV2.

GROUP means the H Group, the ICI Group, the BTCP Group, the CEA Group or the GSG Group, as the case may be, with respect to any member of one of those Groups, or, with respect to any other Member, the ultimate parent company of such Member at the time such Member becomes a Member and Affiliates of such ultimate parent company, or any combination of the foregoing, as the context shall dictate;

GSG BOARD OBSERVER means the Board Observer appointed by the GSG Members pursuant to clause 4.2(b) hereof;

GSG GROUP means GSG, Affiliates of GSG and funds managed by GSG or an Affiliate of GSG provided, however, that for the purposes of this definition an Affiliate of GSG shall not include any entity which is a competitor, customer or supplier (which shall not include a supplier of financial services) of any member of the Associate Group;

GSG GROUP MEMBER means any member of the GSG Group;

GSG INTERESTS means (i) the non-voting convertible Units held by a GSG Member from time to time and (ii) the voting Units held by a GSG Member from time to time and, in each case, together with any additional Units issued to a GSG Member from time to time as herein provided and any Units acquired by a GSG Member from any other Member;

GSG MEMBER means the GSG Group Member(s) who hold(s) for the time being the GSG Interests;

H CORPORATION means Huntsman Corporation;

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H FAMILY means, collectively, Jon M. Huntsman, his spouse, sibling and direct descendants, and their respective spouses so long as they remain spouses, and any trust for the benefit of any of the foregoing;

H GROUP means the H Family, the H Corporation and the Subsidiaries of the H Family from time to time;

H GROUP MEMBER means any member of the H Group;

H INTERESTS means, initially, the Units representing a sixty per cent. (60%) Interest issued to H in connection with its initial Capital Contribution, as referenced in clause 3.1 and, thereafter, the Units held by the H Member from time to time, including any additional Units issued to an H Member from time to time as herein provided and any Units acquired by an H Member from any other Member from time to time;

H MANAGERS means the Company's Managers appointed by the H Member from time to time;

H MEMBER means the H Group Member(s) who hold(s) for the time being the H Interests; PROVIDED, HOWEVER, that if the H Group Member(s) (or any holder or holders of any security interest in H Interests) shall have transferred (in one or more transactions) to any un-Affiliated third party H Interests which constitute more than 50% of all of the then-outstanding Units, then (i) except with respect to clauses 3.3, 3.5, 11.5(b) and 11.14, from and after such transfer (x) references in this Agreement to the H Member shall be deemed to be references to such transferee and not to any H Group Member(s) who continue(s) to hold Units, and (y) any H Group Member(s) who continue(s) to hold any Units shall be referred to as, and shall be deemed for all purposes hereunder, a Member (or, if applicable, an Other Member, a 15% Member or a 30% Member) and
(ii) with respect to clauses 3.3, 3.5, 11.5(b) and 11.14, no Member shall constitute the H Member;

ICI GROUP means ICI plc and its Subsidiaries from time to time;

ICI GROUP MEMBER means any member of the ICI Group;

ICI INTERESTS means, initially, the Units representing a thirty per cent. (30%) Interest issued to ICI in connection with its initial Capital Contribution, as referenced in clause 3.1, and, thereafter, the Units held by the ICI Member from time to time, including any additional Units issued to an ICI Member from time to time as herein provided and any Units acquired by an ICI Member from any other Member from time to time;

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ICI MANAGERS means the Company's Managers appointed by the ICI Member from time to time;

ICI MEMBER means the ICI Group Member(s) who hold(s) for the time being the ICI Interests; PROVIDED, HOWEVER, that if (i) the ICI Group Member(s) shall have transferred to any un-Affiliated third party all (and not some only) of the ICI Interests and (ii) the ICI Group Member(s) shall not have previously transferred any ICI Interests to any un-Affiliated third party, then (a) with respect to clauses 3.11(d), 11.2 and 21.2(c) and related definitions, from and after such transfer references in this Agreement to the ICI Member shall be deemed to be references to such transferee, (b) with respect to clauses 11.5(b) and 11.14 and related definitions, from and after such transfer references in this Agreement to the ICI Member shall be deemed to be references to such transferee, provided that in the case of this clause (b), the ICI Group Member(s) shall have transferred the ICI Interests pursuant to Section 12.04(b)(i) of the Option Agreement prior to such time as all of H's obligations in respect of the purchase of the ICI Interests under the Option Agreement shall have been satisfied, otherwise no Member shall constitute the ICI Member for purposes of clauses 11.5(b) and 11.14 and related definitions, and (c) with respect to all other provisions and related definitions of this Agreement, no Member shall constitute the ICI Member;

ICI PLC means Imperial Chemical Industries PLC;

INTEREST means the membership interest of a Member in the Company (which shall be considered personal property for all purposes), consisting of (i) such Member's interest in profits, losses, allocations and distributions; (ii) such Member's right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Delaware Act; and (iii) such Member's other rights and privileges as provided herein or in the Delaware Act;

JV2 means Huntsman International LLC, a Delaware limited liability company formerly known as Huntsman ICI Chemicals LLC;

MAJORITY MEMBER has the meaning set out in clause 4.2(a);

MANAGER means a member of the Board as selected pursuant to the provisions of clause 4.3(a). Each Manager shall constitute a "manager" of the Company, as such term is defined in Section 18-101 of the Delaware Act. For the avoidance of doubt, no Board Observer shall be deemed to be a "manager" of the Company;

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MEMBERS means H, ICI, BTCP, CEA, GSMP and GSMPO Sub and all other Persons admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members. References to a "Member" means any one of the Members. For purposes of this Agreement, any of the H Member, the ICI Member, the BTCP Member, the CEA Member or the GSG Members may also be a Majority Member, 30% Member or 15% Member, as the case may be, depending on such Member's Equity Proportion. Each Member shall constitute a "member" of the Company, as such term is defined in Section 18-101 of the Delaware Act;

MEMBERS AGREEMENT means that certain Members Agreement of the same date as this Agreement by and between Huntsman Specialty Chemicals Corporation, the Company, BTCP, CEA and GSMP and GSMPO Sub, as assignees of GSG, as amended, modified or supplemented from time to time;

OA CLOSING means the "Closing" as defined in the Option Agreement as in effect on the date hereof;

OA PREPURCHASE CLOSING means the "Optional Prepurchase Closing" as defined in the Option Agreement as in effect on the date hereof;

OPTION AGREEMENT means the Amended and Restated Membership Interest Option Agreement, dated as of December 20, 2001, among H, ICI and ICI plc., as amended, modified or supplemented from time to time;

OTHER MEMBER means any Member other than the H Member, the ICI Member, the BTCP Member, the CEA Member, the GSG Members, any Majority Member, any 30% Member or any 15% Member;

PERSON means any individual, trust or undertaking;

PO/MTBE BUSINESS has the meaning given in the Contribution Agreement;

RECAPITALIZATION has the meaning given in clause 3A.1;

REGULATED MEMBER shall mean any Member (i) that, directly or indirectly, due to its ownership by any entity subject to Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such regulation) (REGULATION Y) or any other law, rule or regulation relating to investments in equity securities by financial institutions, is itself subject to the provisions of Regulation Y or any similar law, regulation, rule or other requirement of any governmental authority

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relating to investments in equity securities by financial institutions and (ii)
that holds Interests of the Company;

REGULATORY PROBLEM shall mean, with respect to any holder of Interests, any set of facts, events or circumstances the existence of which would cause (i) such holder of Interests to be in violation of any law, regulation, rule or other requirement of any governmental authority (including, without limitation, Regulation Y or any other Banking Regulation) or (ii) any governmental entity to assert that such holder of Interests is or would be in violation of any law, regulation, rule or other requirement of any governmental authority (including, without limitation, Regulation Y or any other Banking Regulation) or (iii) any imposition of capital requirements with respect to the Interests held by any holder;

RESERVED BOARD MATTERS means those matters listed in clause 4.7;

SECTION 705(A)(2)(B) EXPENDITURE means any expenditure of the Company described in Section 705(a)(2)(B) of the Code and any expenditure considered to be an expenditure described in Section 705(a)(2)(B) of the Code pursuant to Section 704(b) of the Code and the Treasury Regulations thereunder;

SUBSCRIPTION AGREEMENT means the agreement dated 3 June 1999 by and between the Company, BTCP, CEA and GSG pursuant to which each of BTCP, CEA and GSG agreed, subject to the terms and conditions contained therein, to purchase certain Interests in the Company;

SUBSIDIARY means, in relation to a Person (the HOLDING PERSON), any undertaking in which the holding Person (or persons acting on its or their behalf) for the time being directly or indirectly holds or controls either:

(a) a majority of the voting rights normally exercisable at general meetings of the members of that undertaking; or

(b) the right to appoint or remove directors or managers having a majority of the voting rights exercisable at meetings of the board of directors or managers (or other equivalent managing body) of that undertaking on all, or substantially all, matters, and any undertaking which is a Subsidiary of another undertaking is also a Subsidiary of any further undertaking of which that other is a Subsidiary PROVIDED THAT, for the purposes of this Agreement, no Associate Group

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Member is to be regarded as a Subsidiary of any Member or any other member of such Member's Group;

TAX ALLOWANCE AMOUNT means, for any calendar quarter, with respect to any Member, an amount of cash equal to the product of (i) the amount of net taxable income allocable by the Company to such Member and (ii) 38%, PROVIDED HOWEVER, that if any Member would have received more than its Equity Proportion of the aggregate Tax Allowance Amounts to all Members so computed, then the Tax Allowance Amounts determined with respect to the other members of the Company shall be increased so that the aggregate amount of the Tax Allowance Amounts to all Members would be distributed to the Members in accordance with their respective Equity Proportions (this proviso referred to herein as the FIRST PROVISO), PROVIDED, that as a result of the first proviso, the aggregate Tax Allowance Amounts to all Members shall not exceed the product of (a) the net taxable income of the Company determined on a hypothetical basis as if the Company were treated as a corporation for U.S. income tax purposes and (b) 40% (this proviso referred to herein as the SECOND PROVISO), PROVIDED FURTHER, that, if the second proviso would reduce the aggregate amount of the Members' Tax Allowance Amounts, then such reduction shall be allocated among such Members' Tax Allowance Amounts in the proportion that each Member's shortfall bears to the aggregate shortfall. For purposes of this definition, a Member's "shortfall" shall equal the increase in such Member's Tax Allowance Amount that would have been made pursuant to the first proviso.

THIRD PARTY PURCHASER means either (i) a proposed third party purchaser pursuant to clause 11.5(a)(i), 11.5(b)(ii), 11.8(a), 11.12, 11.13, 11.13A or 11.14, or
(ii) a third party purchaser who makes a bona fide offer for all of the Seller's Interest pursuant to clause 11.8(b);

30% MEMBER has the meaning set out in clause 4.2(a);

TRANSFER NOTICE means either a First Refusal Transfer Notice or a First Offer Transfer Notice, as the case may be;

TREASURY REGULATIONS means the regulations promulgated by the U.S. Treasury Department pursuant to the Code;

UNDERTAKING means a body corporate or limited liability company or partnership or an unincorporated association or other entity carrying on a trade or a business with or without a view to profit. In relation to an undertaking which is not a company, expressions in this Agreement

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appropriate to companies are to be construed as references to the corresponding persons, officers, documents or organs (as the case may be) appropriate to undertakings of that description;

UNITS means the equal proportionate units into which Interests in the Company shall be divided from time to time, which term may include fractions of Units as well as whole Units;

UNREALISED GAIN means the excess (attributable to a Company Property), if any, of the fair market value of such property as to the date of determination (as reasonably determined by the Board) over the Carrying Value of such property as of the date of determination (prior to any adjustment to be made pursuant to clause 3.10(e) as of such date);

UNREALISED LOSS means the excess (attributable to a Company Property), if any, of the Carrying Value of such property as of the date of determination (prior to any adjustment to be made pursuant to clause 3.10(e) as of such date) over its fair market value as of such date of determination (as reasonably determined by the Board); and

U.S. ASSOCIATE GROUP means the members of the Associate Group other than Huntsman International (Holdings) UK and its Subsidiaries.

HEADINGS

1.2            The headings in this Agreement do not affect its interpretation.

STATUTORY REFERENCES

1.3 A reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted (save to the extent that any such future amendment, modification or amendment would or might increase a Member's liability hereunder).

CURRENCY

1.4 References to "dollar" or "$" are to be construed as references to US dollars. Where it is necessary, in order to determine whether any particular figure expressed in US dollars has been attained or for other purposes in relation to this Agreement, to translate any sum into US dollars, the applicable rate shall be the spot rate of exchange (closing mid-point) on the day immediately prior to the date upon which the calculation is made or, if such day is not a Business Day, on the Business Day

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immediately preceding such day, as published in the London edition of The
Financial Times first published thereafter or, where no such rate of exchange is published on that date, at the rate quoted by Citibank N.A. as at the close of business in London on that date.

GENERAL MATTERS

NAME

2.1 The name of the Company shall be Huntsman International Holdings LLC, or such other name as the Board may from time to time hereafter designate.

BUSINESS

2.2 The business of the Associate Group shall be to develop the business that was acquired from the H Group and the ICI Group pursuant to the Contribution Agreement and (subject to and without prejudice to clause 4.7) to engage in such additional activities and to exercise such additional powers and privileges as are necessary or convenient to the conduct, promotion, attainment or development of the foregoing business or as may otherwise be approved by the Board. The business of the Company may be conducted directly or through such Subsidiaries of the Company as may from time to time be established with the approval of the Board. The Company shall have power and authority to enter into any contract, instrument, certificate or other document necessary or convenient to the conduct of the business of the Company.

BUSINESS PLAN

2.3 The business of the Associate Group shall be conducted in accordance with the principles of the then current Business Plan approved by the Board.

OFFICES

2.4 The principal office of the Company, and such additional offices as the Board may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board may designate from time to time. The registered office of the Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust

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Company. Such registered office or registered agent may be changed by the Board from time to time.

MEMBERS

2.5 The name and business, mailing or residence address of each Member of the Company are set forth on SCHEDULE 1 attached hereto. Henceforth, the Board shall cause Schedule 1 to be amended from time to time to reflect the addition or retirement of Members, or transfers of Units, in accordance with the terms of this Agreement.

TERM

2.6 The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with clause 21.

CAPITAL AND FURTHER FINANCE

ISSUANCE OF INTERESTS

3.1     (a)    H and members of the ICI Group have contributed to the
Company the companies, businesses and other assets identified in the Contribution Agreement, BTCP, CEA and GSG have contributed $40 million, $40 million and $10 million respectively to the Company pursuant to the Subscription Agreement and H, ICI, BTCP, CEA and the GS Funds (as transferees of GSG) have been issued the number of Units in respect to such Capital Contributions as are set forth on SCHEDULE 1. Notwithstanding any other provisions of this Agreement and except as referenced in clause 3.1(b), the Members shall have no obligation to make any further Capital Contributions to the Company.

(b)     If     (i) the Consolidated Company Group would have generated a net taxable loss for any Financial Year, and (ii) the Consolidated Company Group could, in respect of any other Financial Year, under applicable law, have carried forward or carried back such loss to reduce or eliminate its United States federal income tax liability for such other Financial Year, then each Member shall make a mandatory Capital Contribution to the Company with respect to the amount of tax benefit not available to the Company (but would have been available to the Consolidated Company Group on a hypothetical basis) by reason of the allocation of such loss to the Members in their Equity Proportions, calculated based upon a deemed marginal tax rate of 38%, provided however, that all such contributions, in the aggregate, shall not exceed the amount of tax benefit not available (on a

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hypothetical basis) to the Consolidated Company Group by reason of the allocation of all such losses to the Members and provided further that no Member shall be required to contribute any amount in excess of the net cumulative Tax Allowance Amounts previously distributed by the Company to the Member with respect to such Member's Units and with respect to Units acquired by such Member from another Member. The mandatory Capital Contributions shall be made PRO RATA based on the ratio of the aggregate Tax Allowance Amounts distributed to each Member, net of the aggregate mandatory Capital Contributions previously made by such Member pursuant to this clause 3.1(b), over the aggregate Tax Allowance Amounts distributed to all Members, net of the aggregate mandatory Capital Contributions previously made by all Members pursuant to this clause 3.1(b). To the extent that any Capital Contributions are required to be made pursuant to this clause 3.1(b), the Company shall contribute such Capital Contributions to the capital of JV2.

ISSUE OF NEW INTERESTS

3.2     (a)    Subject to clause 3.2(b) below, the Members shall make such additional Capital Contributions to the Company, if any, as may be agreed to in writing by all of the Members in accordance with this clause 3, and all of the Members may be issued additional Units in respect of such additional Capital Contributions, provided that (unless all of the Members agree otherwise) the Company shall not issue any Units (or any other securities exercisable, exchangeable or convertible into Units) unless each Member is offered, as Interests of such Member, a percentage of the additional Units or such other securities equal to its Equity Proportion.

(b) For the avoidance of doubt, in the event that the Board shall approve the issuance of additional Units (or any other securities exercisable, exchangeable or convertible into Units) by the Company in accordance with clause 4.7, each Member and its Affiliates (including, without limitation, the BTCP Member, the CEA Member and each of the GSG Members) shall have the right to purchase such Member's proportionate share of such Units (or securities exercisable, exchangeable or convertible into Units) as provided in clause 3.2(a) above, on the same terms and conditions (including, but not limited to, the price per security) as such securities are offered to the other Members but if any Member elects not to purchase any or all of such additional securities (any such securities which such Member or Members shall elect not to purchase are referred to herein collectively as the AVAILABLE PREEMPTIVE UNITS, and any such Available Preemptive Units that were so offered to any of the

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BTCP Member, the CEA Member or either GSG Member, or any of their respective
Affiliates, but such Member (or Affiliate) elected not to purchase, are referred to herein collectively as the PRIVATE EQUITY PREEMPTIVE UNITS), the foregoing shall not prohibit the Company from issuing (x) such Private Equity Preemptive Units to H or to any other Person or Persons on such terms and conditions as the Board shall approve in accordance with clause 4.7 or (y) such Available Preemptive Units (other than any Private Equity Preemptive Units) to any Person or Persons on such terms and conditions as the Board shall approve in accordance with clause 4.7.

(c)     If, in the written opinion of counsel to any Regulated Member
(which may be internal counsel), the full exercise by such Regulated Member of its rights under this clause 3.2 to acquire the offered Units (or securities exercisable, exchangeable or convertible into Units) would cause such Regulated Member to violate any provision of applicable law with respect to its ownership of voting securities of the Company, then the Company and each of the Members will take all steps (including by amending this Agreement) reasonably necessary to create an Equivalent Non-Voting Security with respect to the offered Units (or securities exercisable, exchangeable or convertible into Units) and such Regulated Member shall be entitled to receive, in lieu of such number (as it shall specify to be necessary to remedy such violation) of Units or other securities which it would otherwise be entitled to acquire pursuant to this clause 3.2, the same number of units of such Equivalent Non-Voting Security.

FUNDING SUPPORT BY THE MEMBERS

3.3 The Members intend that the Associate Group should be self-financing and should obtain additional funds from third parties without recourse to the Members. The Members shall not (subject as referenced in clause 3.1(b)) be obliged to contribute further funds or (subject, in the case of the H Member and the ICI Member, to the terms of the Financing Agreements) participate in any guarantee or similar undertaking for the Associate Group's benefit.

FURTHER FINANCE

3.4 If the Board considers at any time that the Business requires further finance, the Board will consider whether or not to approach the Company's bankers or other financial institutions or, in appropriate circumstances, to seek such further finance from the Members. No Member

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shall be obliged to provide any such further finance unless such Member agrees in writing on the amount and method of providing the finance.

GUARANTEES

3.5 Subject, in the case of the H Member and the ICI Member, to the terms of the Financing Agreements, no Member (nor any member of its respective Group) shall be obliged to participate for the benefit of the Associate Group in any guarantee, bond or financing arrangement with any bank or financial institution, whether as a guarantor or in any other capacity whatsoever. If and to the extent that all Members agree in writing to participate (or agree in writing to procure that members of their respective Groups participate) in any such guarantee, bond or financing arrangement then, unless the Members agree otherwise:

(a) any liability or obligation to be assumed by them in relation to any such guarantee, bond or financing arrangement shall be borne in their Equity Proportions;

(b) any such liability or obligation agreed to be undertaken by the Members shall be several and not joint or joint and several;

(c) if a Member (or a member of its Group) incurs any such agreed liability, that Member shall be entitled to a contribution from the other participating Members to ensure that the aggregate liability of the members of their respective Groups (as the case may be) is borne by each Group in its respective Equity Proportion; and

(d) none of the Company, any Member or any Affiliate of a Member shall take any action that would have the effect of changing the manner in which the Members share the indebtedness of the Company for purposes of
        Section 752 of the Code and Section 1.752-2 of the Treasury Regulations.

TAX MATTERS

3.6(a) It is the intention of the Members that the Company shall be taxed as a "partnership" for United States federal, state and local income tax purposes, and, except as otherwise required by law, no Member shall take any action inconsistent with the classification of the Company as a partnership for U.S. tax purposes, including any action to cause the Company to be treated as an association taxable as a corporation for U.S. tax purposes.

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(b)     It is the intention of the Members that the A Notes and the B Notes be treated as debt of the Company for U.S. federal, state, local and other relevant income tax purposes. Each Member hereby agrees that, except as otherwise required by law, none of the Company, or any of the Members, nor any of their respective Affiliates, shall take any position on any tax return or otherwise that is inconsistent with the treatment of the A Notes and the B Notes as debt of the Company for such purposes.

(c) It is the intention of the Members that each of them will separately comply with all disclosures and reporting requirements imposed by
        Section 707 of the Code and the Treasury Regulations thereunder pursuant to Treasury Regulation Section 1.707-8(b). The Company shall not make any disclosure pursuant to Treasury Regulation Section 1.707-8(c).

(d) For U.S. income tax purposes, the Members shall share the liabilities of the Company in the manner required by Section 752 of the Code and the Treasury Regulations promulgated thereunder, including that (i) the ICI Member's initial share of the Company's liability in respect of the A Notes and the B Notes shall be 100% in accordance with Treasury Regulations Section 1.752-2(a) and (c) and (ii) the Members' initial shares of the Company's excess nonrecourse liabilities (as defined in Treasury Regulations Section 1.752-3(a)(3)) in respect of the Senior Credit Agreement and the Senior Subordinated Credit Agreement shall be equal to their respective Equity Proportions in accordance with Treasury Regulations Section 1.752-3(a).

(e) As used in this clause 3.6, the terms A Notes, B Notes, Senior Credit Agreement and Senior Subordinated Credit Agreement shall have the meanings assigned to such terms in the Contribution Agreement.

LOANS FROM MEMBERS

3.7 Loans by a Member to the Company shall not be considered Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company, the making of such advances shall not result in any increase in the amount of the Capital Account of such Member. The amounts of any such advances shall be made on terms and conditions no less favourable taken as a whole to the Company than if such advance were provided by a third party on an arm's length basis and shall be a debt of the Company to such Member and shall be payable or collectible only out of the Company assets in accordance with the terms and conditions upon which such advances are made. The repayment of loans from a Member to the Company upon liquidation shall be subject to the order of priority set forth in clause 21.2. Each Member shall be entitled to participate, pro rata to its Equity Proportion, in the making of any such loans by Member(s) to the Company on the same terms and conditions as the other Members; provided that (a) the foregoing shall not apply to the issuance of debt securities to third parties and (b) if any Member does not promptly participate in the making of any such loan, the foregoing shall not prohibit the other Member(s) from participating in the making of such loan, in which case the participating Member(s) who wish to take up the non-participating Member(s) share of such loan (the OPEN SHARE) shall be entitled to participate with respect to such Open Share pro rata based on the relative Equity Proportions of those participating Member(s) in such Open Share.

RETURN OF CAPITAL CONTRIBUTIONS

3.8 Except as otherwise provided herein or by Delaware law, no Member shall have the right to withdraw, or receive any return of, all or a portion of such Member's Capital Contribution.

INTEREST

3.9 No interest shall be paid by the Company on Capital Contributions or on balances in Members' Capital Accounts.

CAPITAL ACCOUNTS

3.10(a)        A Capital Account shall be established and maintained for each
        Member. Each Member's Capital Account (i) shall be increased by (A) the amount of money contributed by that Member to the Company, (B) the Agreed Value of Contributed Property contributed by that Member to the Company (net of liabilities secured by the Contributed Property that the Company is considered to assume or take subject to under Section 752 of the Code), and (C) allocations to that Member of Company income and gain (or items thereof), and (ii) shall be decreased by (A) the amount of money distributed to that Member by the Company, (B) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to Section 752 of the Code), (C) allocations to that

        Member of Section 705(a)(2)(B) Expenditures, and (D) allocations of Company loss, credit and deduction (or items thereof).

(b) Except as otherwise provided herein, whenever it is necessary to determine the Capital Account of any Member for purposes of this Agreement, the Capital Account of the Member shall be determined after giving effect to (i) all Capital Contributions made to the Company on or after the date of this Agreement, (ii) all allocations of income, gain, deduction, credit and loss pursuant to clauses 3.10, 3.11 and 3.12 for operations and transactions effected on or after the date of this Agreement and prior to the date such determination is required to be made under this Agreement and (iii) all distributions made on or after the date of this Agreement.

(c) Upon the transfer of all or a portion of a Member's equity in the Company in accordance with this Agreement, the Capital Account of the transferor Member that is attributable to the transferred interest will be carried over to the transferee Member but, if the Company has an election in effect under Section 754 of the Code, the Capital Account will be adjusted to reflect any adjustment required as a result thereof by the Treasury Regulations promulgated pursuant to Section 704(b) of the Code.

(d) The realisation, recognition and classification of any item of income, gain, loss or deduction for Capital Account purposes shall be the same as its realisation, recognition and classification for federal income tax purposes; PROVIDED, HOWEVER, that:

         (i) Any deductions for depreciation, cost recovery or amortisation attributable to a Contributed Property shall be determined as if the adjusted tax basis of such property on the date it was acquired by the Company was equal to the Agreed Value of such property. Upon adjustment pursuant to clause 3.10(e) of the Carrying Value of the Company Property subject to depreciation, cost recovery or amortisation, any further deductions for such depreciation, cost recovery or amortisation shall be determined as if the adjusted tax basis of such property was equal to its Carrying Value immediately following such adjustment. Any deductions for depreciation, cost recovery or amortisation under this clause 3.10(d) shall be computed in accordance with Section 1.704-1(b)(2)(iv)(g)(3) of the Treasury Regulations.

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         (ii)  Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Company as if the adjusted tax basis of such property as of such date of disposition was equal in amount to the Carrying Value of such property as of such date.

         (iii) All items incurred by the Company that can neither be deducted nor amortised under Section 709 of the Code shall, for purposes of Capital Accounts, be treated as an item of deduction and shall be allocated among the Members pursuant to clauses 3.10, 3.11 and 3.12.

(e)      (i)   Upon the contribution to the Company by a new or existing Member of cash or Contributed Property of more than a de minimis amount, the Capital Accounts of all Members and the Carrying Values of all Company Property immediately prior to such contribution shall be adjusted (consistent with the provisions hereof and with the Treasury Regulations under Section 704 of the Code) upward or downward to reflect any Unrealised Gain or Unrealised Loss attributable to each Company Property, as if such Unrealised Gain or Unrealised Loss had been recognised upon an actual sale of each such Property immediately prior to such contribution and had been allocated to the Members in accordance with clauses 3.10,
               3.11 and 3.12 of this Agreement, provided, however, that if all the Members make pro rata contributions to the Company, the provisions of this clause 3.10(e)(i) shall not apply.

         (ii) Immediately prior to the distribution of any Company Property (other than cash) or the distribution of cash of more than a de minimis amount to a retiring or continuing Member as consideration for an interest in the Company, the Capital Accounts of all Members and the Carrying Value of all Company Property shall be adjusted (consistent with the provisions hereof and Treasury Regulations under Section 704 of the Code) upward or downward to reflect any Unrealised Gain or Unrealised Loss attributable to each Company Property, as if such Unrealised Gain or Unrealised Loss had been recognised upon an actual sale of each such Property immediately prior to such distribution and had been allocated to the Members at such time in accordance with clauses 3.10, 3.11 and 3.12 of this Agreement, provided, however, that if all

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               the Members receive pro rata distributions from the Company, the provisions of this clause 3.10(e)(ii) shall not apply.

(f) Any non pro rata distribution to a Member of property other than unrealised receivables or inventory will be in exchange for the Member's share of Company property other than unrealised receivables or inventory to the extent of the fair market value thereof. Any non pro rata distribution to a Member of unrealised receivables or inventory will be in exchange for the Member's share of the Company's unrealised receivables or inventory to the extent of the fair market value thereof. For purposes of this clause 3.10(f), the terms UNREALISED RECEIVABLES and INVENTORY are as defined in Treasury Regulation Sections 1.751-1(c) and 1.751-1(d)(2).

(g)     The foregoing provisions of this clause 3.10 are intended to comply with
        Section 1.704-1(b)(2)(iv) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with Treasury Regulations. If the Board shall determine that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with Section 1.704-1(b)(2)(iv) of the Treasury Regulations, the Board may make such modification, provided that such modification is not likely to have a material effect on the amounts distributable to any Member.

(h) For the avoidance of doubt, notwithstanding any adjustments to the Capital Accounts of the Members pursuant to this clause 3, there shall be no change in the respective Equity Proportions and/or the Units of the Members unless such a change is specifically agreed under clause 3.2.

ALLOCATION OF NET INCOME AND NET LOSS

3.11(a)        Except as provided in clause 3.12 or elsewhere in this Agreement, net income (and items thereof) and net loss (and items thereof) for any fiscal year or period shall be allocated among the Members in accordance with and in proportion to their respective Equity Proportions.

(b) For purposes of this Agreement, for each Financial Year or other period, NET INCOME AND NET LOSS shall mean the taxable income or loss of the Company, or particular items thereof, determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments: (i)

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        all items of income, gain, loss, deduction or expense specially allocated pursuant to this Agreement pursuant to clause 3.12 shall not be taken into account in computing such taxable income or loss; (ii) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing net income and net loss shall be added to such taxable income or loss; (iii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iv) upon an adjustment to the Carrying Value of any asset pursuant to this Agreement, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (v) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes the amount of depreciation, amortisation or cost recovery deductions with respect to such asset for purposes of determining net income and net loss shall be an amount determined under Treasury Regulation Section 1.704-1(b)(2)(iv)(g); and
        (vi) except for items in (i) above, any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalisable and not otherwise taken into account in computing net income and net loss pursuant to this definition, shall be treated as deductible items.

(c) Prior to making any distributions (including liquidating distributions) relating to the last Financial Year of the Company, all net profit and net loss of the Company not previously allocated to the Members shall be allocated to the Members in accordance with clauses 3.10, 3.11 and 3.12.

(d) Notwithstanding any other provision of this clause 3.11, (i) items of U.K. source interest income that would otherwise be allocated to the BTCP Member and the CEA Member shall instead be allocated to the H Member, the ICI Member and the GSG Members in proportion to their respective Equity Proportions, and (ii) an equal amount of non-U.K. source income that would otherwise be allocated to the H Member, the ICI Member and the GSG Members shall instead be allocated pro rata to the BTCP Member and the CEA Member, PROVIDED that (A) subject to the provisions of clause (B) below, in no event shall the total amount of income allocated to each Member in each Financial Year pursuant to clause 3.11 taking into account this clause 3.11(d) exceed the total amount of income that would have been allocated to such Member in such Financial Year pursuant to

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        clause 3.11 in the absence of this clause 3.11(d) and (B) in the event that the Company does not have sufficient items of income in a Financial Year to allocate to the BTCP Member and the CEA Member pursuant to clause 3.11(d)(ii), the Company shall allocate items of income described in clause 3.11(d)(ii) in subsequent Financial Years so that the BTCP Member and the CEA Member are allocated the aggregate amount of income required to be allocated to them pursuant to clause 3.11(d)(ii) as soon as possible. If and to the extent that either of the GSG Members notifies the Company in writing that it has transferred its Units to a pass through entity that cannot demonstrate that its ultimate owners are U.S. individuals and/or corporations (the GSG PASS THROUGH MEMBER), the GSG Pass Through Member shall be treated in the same manner as the BTCP Member and the CEA Member with respect to items of U.K. source interest income. If and to the extent that any other Member notifies the Company in writing that it is, has become, or has transferred its Units to, a pass through entity that cannot demonstrate that its ultimate owners are U.S. individuals or corporations, then, upon the written consent of (I) the H Member and (II) a majority (based on Equity Proportions) of the BTCP Member, the CEA Member, and to the extent the Company has received the notification described in the immediately preceding sentence, the GSG Members, such Member shall thereafter be treated in the same manner as the BTCP Member and the CEA Member with respect to items of U.K. source interest income (and, to the extent applicable, shall cease to be treated under this clause 3.11(d) as if it were the H Member or the ICI Member) under this clause 3.11(d).

ALLOCATIONS IN SPECIAL CIRCUMSTANCES

3.12 The following special allocations shall be made in the following order prior to the allocations set forth in clause 3.11:

(a) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this clause 3, if there is a net decrease in partnership minimum gain (as defined in Treasury Regulations Section 1.704-2(b)(2) and (d)) during any Financial Year, the Members shall be specially allocated items of company income and gain for such Financial Year (and, if necessary, subsequent Financial Years) in an amount equal to the portion of such Member's share of the net decrease in partnership minimum gain, determined in accordance with Treasury Regulations Section 1.704-2(f) and (g). This clause

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        3.12(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith.

(b) MEMBER MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this clause 3, if there is a net decrease in Member nonrecourse debt minimum gain attributable to a Member nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(i)) during any Financial Year, each Member shall be specially allocated items of Company income and gain for such Financial Year (and, if necessary, subsequent Financial Years) in an amount equal to the portion of such Member's share of the net decrease in Member nonrecourse debt minimum gain attributable to such Member's nonrecourse debt, determined in accordance with Treasury Regulations Section 1.704-2(i). This clause 3.12(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith.

(c) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit, if any, in such Member's Capital Account (as determined after crediting such Capital Account for any amounts that such Member is obligated to restore or is deemed obligated to restore pursuant to Treasury Regulations Section 1.704-2) as quickly as possible, PROVIDED THAT an allocation pursuant to this clause 3.12(c) shall be made only if and to the extent that such Member would have such Capital Account deficit after all other allocations provided for in clause 3.12 have been tentatively made as if this clause 3.12(c) were not in this Agreement.

(d) GROSS INCOME ALLOCATION. In the event any Member has a deficit balance in such Member's Capital Account (as determined after crediting such Capital Account for any amounts that such Member is obligated to restore or is deemed obligated to restore pursuant to Treasury Regulations
        Section 1.704-2), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such deficit (as so determined) of such Member's Capital Account as quickly as possible; PROVIDED

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        THAT an allocation pursuant to this clause 3.12(d) shall be made only if and to the extent that such Member would have such Capital Account deficit (as so determined) after all other allocations provided for in clauses 3.11 and 3.12 (other than clause 3.12(c)) have been tentatively made as if this clause 3.12(d) were not in this Agreement. Moreover, to the extent that any Members were disproportionately allocated items of net loss as a result of the application of clause 3.12(e) for any prior Financial Year or period, items of Company income and gain shall be specially allocated to such Members to offset the amount of the previous disproportionate allocation of net loss.

(e) LOSS ALLOCATION LIMITATION. No allocation of net loss (or items thereof) shall be made to any Member to the extent that such allocation would create or increase a deficit in such Member's Capital Account (as determined after debiting such Capital Account for the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) and crediting such Capital Account for any amounts that such Member is obligated to restore or is deemed obligated to restore pursuant to Treasury Regulations Section 1.704-2) and such net loss (or items thereof) shall instead be allocated to the other Members subject to this clause 3.12(e).

(f) MEMBER NONRECOURSE DEDUCTIONS. Items of loss, deduction and expense attributable to any liability of the Company (i) that constitutes debt which, by its terms, is nonrecourse to the Company and its Members for purposes of Treasury Regulations Section 1.1001-2 but (ii) for which one or more Members bear the economic risk of loss, as determined under Treasury Regulations Section 1.704-2(b)(4) shall be allocated, as provided in Section 1.704-2(i) of the Treasury Regulations, to the Members in accordance with the ratios in which they bear the economic risk of loss for such debt for purposes of Section 1.752-2 of the Treasury Regulations.

(g) NONRECOURSE DEDUCTIONS. Items of loss, deduction and Section 705(a)(2)(B) Expenditures attributable, under Section 1.704-2(c) of the Treasury Regulations, to increases in the Company's Minimum Gain shall be allocated, as provided in Section 1.704-2(e) of the Treasury Regulations, to the Members in accordance with their Equity Proportions.

(h) AMELIORATIVE ALLOCATIONS. If any items of income and gain (including gross income) or loss, deduction and expense are

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        allocated to a Member pursuant to the previous paragraphs of this clause
        3.12, then, prior to any allocation pursuant to clause 3.11 and subject to the previous paragraphs of this clause 3.12, items of income and gain (including gross income) and items of loss, deduction and expense for subsequent periods shall be allocated to the Members in a manner designed to result in each Member's Capital Account having a balance equal to what it would have been had such allocation of items of income and gain (including gross income) or items of loss, deduction and expense not occurred pursuant to the previous paragraphs of this clause
        3.12. These ameliorative allocations shall not affect allocations made (or to be made) pursuant to clauses 3.12(a), (b), (f) and (g).

(i) ORGANISATION EXPENSES. Organisation expenses (as defined in Section 709(a) of the Code and Treasury Regulations Section 1.709-2) for any Financial Year shall be allocated to the Capital Accounts of the Members so that, as nearly as possible, the cumulative amount of such expenses allocated with respect to such Member corresponds to the amount paid by such Member.

TAX ALLOCATIONS

3.13(a)        GENERAL RULE. Except as otherwise provided in clause 3.13(b), for each portion of a Financial Year, items of Company income, gain, loss, deduction and expense shall be allocated, for U.S. federal, state and local income tax purposes, among the Members in the same manner as the net income (and items thereof) or net loss (and items thereof) of which such items are components were allocated pursuant to clauses 3.11 and 3.12.

(b) SECTION 704(c) OF THE CODE. Income, gains, losses and deductions with respect to any property (other than cash) contributed or deemed contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its agreed fair market value at the time of the contribution or deemed contribution in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder. To comply with the provisions of Treasury Regulations Section 1.704-3(a)(6), the term "contributed or deemed contributed" shall, for the purposes of the preceding sentence, include property the value of which is adjusted in

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        accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) after its contribution to the Company.

(c) CAPITAL ACCOUNTS NOT AFFECTED. Allocations pursuant to this clause 3.13 are solely for U.S. federal, state and local tax purposes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or allocable share of net income (or items thereof) or net loss (or items thereof).

(d) TAX ALLOCATIONS BINDING. The Members acknowledge that they are aware of the U.S. tax consequences of the allocations made by this clause 3.13 and hereby agree to be bound by the provisions of this clause 3.13 in reporting their respective shares of items of Company income, gain, loss, deduction and expense.

TAX ELECTIONS

3.14 The Company shall make the following elections on the appropriate tax returns:

(a) to adopt the calendar year as the Company's Financial Year, if permitted or required by the Code or the applicable law in any non-U.S. jurisdiction;

(b) to adopt the accrual method of accounting, if permitted by the Code, and to keep the Company's books and records in a manner consistent therewith;

(c) to elect to amortise the organisational expenses and the start-up expenditures of the Company rateably over a period of sixty (60) months as permitted by Sections 709(b) and 195(b) of the Code;

(d) if so requested by any Member, an election under Section 754 of the Code to adjust the basis of the Company's property in the circumstances described therein; and

(e) any other election (including the selection of any allocation method permitted under Section 704(c) of the Code) the Tax Matters Member may deem appropriate after consultation with the Members and in the best interests of the Members.

Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of

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subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law.

TAX MATTERS MEMBER

3.15 The Members shall designate one Member to be the TAX MATTERS PARTNER (the TAX MATTERS MEMBER) of the Company pursuant to Section 6231(a)(7) of the Code. Such Member shall take such action as may be necessary to cause each other Member to become a NOTICE PARTNER within the meaning of Section 6223 of the Code. Such Member shall inform each other Member of all significant matters that may come to its attention in its capacity as TAX MATTERS MEMBER by giving prompt notice thereof. The initial Tax Matters Member shall be H. The Tax Matters Member shall at all times act in good faith in carrying out its functions as Tax Matters Member.

The Company agrees to defend, indemnify and hold harmless the Tax Matters Member from and against all claims and damages relating to actions taken in good faith in discharging its responsibilities as Tax Matters Member.

CERTIFICATES

3.16 The Interest owned by each Member (denominated in Units) shall be evidenced by one or more Certificates. Each Certificate shall be executed by the Chief Executive or any Vice President and the Secretary or any Assistant Secretary (or other persons designated by the Board).

REGISTER

3.17 The Company shall keep or cause to be kept a register in which, subject to such regulations as the Board may adopt, the Company will provide for the registration of Interests and the registration of transfers and, if applicable, pledges of Interests. The Board shall maintain such register and provide for such registration. Upon surrender for registration of transfer of any Certificate, and subject to the further provisions of this clause 3.17 and clause 3.18 and the limitations on transfer contained elsewhere in this Agreement, the Company will cause the execution, in the name of the registered holder or the designated transferee, of one or more new Certificates, evidencing the same aggregate number of Units as did the Certificate surrendered. Every Certificate surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument

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of transfer in form satisfactory to the Board duly executed, by the registered holder thereof or such holder's authorized attorney.

NEW CERTIFICATES

3.18 The Company shall issue a new Certificate in place of any Certificate previously issued if the record holder of the Certificate (i) makes proof by affidavit, in form and substance satisfactory to the Board, that a previously issued Certificate has been lost, destroyed or stolen, (ii) requests the issuance of a new Certificate before the Company has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim, (iii) if requested by the Board, delivers to the Company a bond, in form and substance satisfactory to the Board, with such surety or sureties and with fixed or open liability as the Board may direct, to indemnify the Company, as registrar, against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate, and (iv) satisfies any other reasonable requirements imposed by the Board.

INTEREST AS A SECURITY

3.19 An Interest in the Company evidenced by a Certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Company's jurisdiction in its capacity as the issuer of Interests.

FINANCING FEE

3.20 On behalf of the Company, the H Member has paid a financing fee of $6,000,000 to Huntsman Financial Corporation for services as a financial adviser in arranging the financing of the Company and its Subsidiaries. Such payment shall be treated by the Company and the Members as if the H Member contributed the amount of such fee to the capital of the Company, and then the Company paid such amount to the Huntsman Financial Corporation. The amortisation expense associated with the payment of such financing fee shall be specially allocated to the H Member.

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ADJUSTMENT OF INTERESTS

3A.1           In the event that the Company is recapitalized in connection with the purchase and sale of the ICI Interests (whether through the exercise of ICI's Put Option or H's Call Option (as defined in Schedule 2 of the 1999 Agreement) or otherwise), including without limitation, by incurring any indebtedness, but an Equity Investor does not exercise its First Investor Put Option (as defined in the Members Agreement), then the ownership percentages and capital accounts of H and such Equity Investor shall be adjusted pursuant to this clause 3A; provided, however, that no such adjustment shall be made in respect of any such recapitalization to the extent that such Equity Investor receives its pro rata share (such pro rata share to be calculated without regard to this clause 3A) of any distribution made in connection with such recapitalization (a RECAPITALIZATION). The purpose of such adjustment is to account for the effect, if any, on the remaining Equity Investors' Interests of ICI's agreement with H under clause 4(b)(iv) of Schedule 2 of the 1999 Agreement regarding a pre-determined value for the PO/MTBE Business, clause 4(b)(v)(aa) of
Schedule 2 of the 1999 Agreement regarding reductions in the Net Debt as a result of product liability claims or environmental compliance in connection with the PO/MTBE Business, and clause 4(b)(v)(cc) of Schedule 2 of the 1999 Agreement regarding reductions in the Net Debt as a result of capital expenditure incurred in respect of a major expansion project for the PO/MTBE Business.

CALCULATION OF IMPLIED INCREMENTAL VALUE

3A.2           The implied incremental value (the IMPLIED INCREMENTAL VALUE)
transferred between ICI and H as a result of any difference between the fair market value of the PO/MTBE Business and the pre-determined value of the PO/MTBE Business and the two potential adjustments to Net Debt because of product liability or capital expenditures related to the PO/MTBE Business shall be calculated as follows:

(a) determine the enterprise value of (i) the three businesses contributed by ICI under the Contribution Agreement, (ii) the PO/MTBE Business contributed by H under the Contribution Agreement and (iii) any other businesses contributed or acquired after Closing, in each case, debt and cash free, using a market valuation as provided in clause (a)(ii) of
        Schedule I to the Members Agreement; the resulting amount is the MARKET ENTERPRISE VALUE; provided, however, that the Market Enterprise Value shall not include the enterprise value of any businesses which are no longer owned by the Associate Group;

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(b)     reduce the Market Enterprise Value by the Net Debt (as defined in
        Schedule I to the Members Agreement) as provided in clause (a)(iv) of
        Schedule I to the Members Agreement;

(c) multiply the amount derived in clause 3A.2(b) by ICI's ownership percentage at the time of determination; the resulting amount is the MARKET PRICE;

(d) subtract the Fair Price (as defined in Schedule 2 of the 1999 Agreement) from the Market Price; the resulting amount (whether positive or negative) is the Implied Incremental Value; provided, however, that the Implied Incremental Value shall be reduced pro rata for any portion of the Fair Price paid by H or any of its Affiliates.

CALCULATION OF UNADJUSTED POST-RECAPITALIZATION EQUITY OWNERSHIP

3A.3           The equity ownership of the remaining Equity Investors and H subsequent to a Recapitalization (but unadjusted for the Implied Incremental Value) shall be calculated as follows:

(a) reduce the Market Enterprise Value (as defined in Schedule I to the Members Agreement) by the sum of (i) Net Debt (as defined in Schedule 1 to the Members Agreement) and (ii) any debt for money borrowed incurred by the Associate Group to purchase the ICI Interests pursuant to ICI's Put Option or H's Call Option; the resulting amount is the POST-RECAP EQUITY VALUE;

(b) multiply the Post-Recap Equity Value by H's post-recapitalization ownership percentage assuming the Implied Incremental Value is zero; the resulting amount is the H POST-RECAP UNADJUSTED EQUITY VALUE;

(c) multiply the Post-Recap Equity Value by the remaining Equity Investors' post-recapitalization ownership percentage assuming the Implied Incremental Value is zero; the resulting amount is the EQUITY INVESTORS POST-RECAP UNADJUSTED EQUITY VALUE.

CALCULATION OF ADJUSTED POST-RECAPITALIZATION EQUITY OWNERSHIP

3A.4           The equity ownership of the remaining Equity Investors and H subsequent to a Recapitalization and as adjusted for the Implied Incremental Value shall be calculated as follows:

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(a)     multiply the Implied Incremental Value by the remaining Equity
        Investors' post-recapitalization ownership percentage; the resulting amount is the REQUIRED EQUITY ADJUSTMENT.

(b) add the Required Equity Adjustment to the H Post-Recap Unadjusted Equity Value; the resulting amount is the H POST-RECAP ADJUSTED EQUITY VALUE;

(c) divide the H Post-Recap Adjusted Equity Value by the Post-Recap Equity Value; the resulting amount is H's new ownership percentage;

(d) subtract the Required Equity Adjustment from the Equity Investors Post-Recap Unadjusted Equity Value; the resulting amount is the EQUITY INVESTORS POST-RECAP ADJUSTED EQUITY VALUE;

(e) divide the Equity Investors Post-Recap Adjusted Equity Value by the Post-Recap Equity Value; the resulting amount is the remaining Equity Investors' new ownership percentage.

NUMERICAL EXAMPLE

3A.5           Schedule 3 to this Agreement contains a numerical example of the reallocation of Interests described in this clause 3A.

REALLOCATION OF INTEREST CERTIFICATES

3A.6           The physical certificates representing Interests shall be
reallocated or reissued in accordance with the new ownership interests as determined pursuant to clauses 3A.4(c) and 3A.4(e) above.

Adjustment to Capital Accounts and Priority Allocations

3A.7           As provided in clause 3.10(e)(ii), pursuant to Treasury
Regulations section 1.704-1(b)(2)(iv)(f), the Capital Accounts of H and the Equity Investors who do not exercise the First Investor Put Option shall be increased or decreased upon a Recapitalization. To the extent that the proportionate relationship among the ownership percentages of H and the Equity Investors is altered by this clause 3A, increases or decreases in the Capital Account balances of H and the Equity Investors pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(f) shall be made in a manner that, to the extent possible through such adjustment (but excluding adjustments otherwise applicable to the Capital Accounts of other Members, if any, of the Company), results in relative Capital Account balances of H and the Equity Investors in proportion to the adjusted ownership percentages of H and the Equity Investors, provided, however, that the effect of clause 3.12 shall be preserved, subject to the provisions of clause 3.12(h), and provided further, however, that the effect of the special allocations of clause 3.20 shall be preserved (such adjusted relative Capital Account balances, subject to the provisos contained in this sentence, referred to as the ADJUSTED RELATIVE CAPITAL ACCOUNT BALANCES). Further, to the extent that the amount of the increases or decreases in the Capital Account balances of H and the Equity Investors described in the immediately preceding sentence is not sufficient to result in adjusted relative capital account balances, priority allocations of income and loss realized by the Company after the purchase and sale of the ICI Interests (but excluding net income and net loss allocable to other Members, if any, of the Company) shall be made among H and the Equity Investors in order to result in adjusted relative capital account balances. Thereafter, allocations of net income and net loss shall be made, subject to clause 3.12, in proportion to the adjusted ownership percentages of the Members.

APPLICATION OF CLAUSE 3A

3A.8           For the avoidance of doubt, no provision of this clause 3A shall have any effect at any time prior to such time as there has ceased to be any member of the ICI Group holding any shares or other equity interests (other than Class A Shares in Tioxide Group Limited), including any Interests, in any member of the Associate Group.

MANAGERS AND MANAGEMENT

SUPERVISION BY THE BOARD

4.1 Subject to the delegation of rights and powers as provided for herein, the Board shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company; provided, however, (i) if the Delaware Act requires the approval of the Members in respect of any matter then the approval of the Members shall also be required provided that the Board shall first vote on any such matter and the Members hereby agree to vote in a manner consistent with the way the Board determined such matter and
(ii) any Regulated Member shall be entitled to disclaim any voting rights in respect of Units held by it which are imposed by the Delaware Act or other applicable law. For the avoidance of doubt, the Members shall not be able to determine a matter which has not previously been positively determined by the Board. No Member, by reason of its status as such, shall have any authority to act for or bind the Company or otherwise take part in the management of the Company, but shall have only the right to vote on or approve the matters requiring Member approval under the Delaware Act after giving effect to the next sentence, subject, in the case of any Regulated Member, to subpart (ii) of the proviso set forth in this clause 4.1. To the extent that the Delaware Act permits any Member approval requirement to be eliminated in the limited liability company agreement, this Agreement shall be deemed to eliminate such requirement; provided that this provision shall not affect the Equity Investor Approval Matters set forth in clause 4.12 hereof.

BOARD OF MANAGERS

4.2     (a)    The Board shall consist of up to seven (7) Managers. Any
Member whose Equity Proportion is equal to or greater than 15% and less than 30% (a 15% MEMBER) shall be entitled to appoint one (1) Manager. Any Member whose Equity Proportion is equal to or greater than 30% and less than or equal to 50% (a 30% MEMBER) shall be entitled to appoint two (2) Managers. Any Member whose Equity Proportion is greater than 50% (a MAJORITY MEMBER) shall be entitled to appoint four (4) Managers. For purposes of determining whether it is a 30% Member or a Majority Member, the Equity Proportion of the H Member from time to time shall be deemed to equal the sum of the H Member's Equity Proportion (without regard to this sentence), the BTCP Member's Equity Proportion, the CEA Member's Equity Proportion and the GSG Members' Equity Proportion, at such time. Each of the Managers shall be an officer, shareholder, director, manager or employee of the Member designating such Manager or of an Affiliate of such Member and shall hold office until such Manager's resignation, removal, death or disability. For purposes of determining whether a Member is a 30% Member, under clause 4 hereof and for no other purpose, to the extent that a Member is a 30% Member and the Member's Equity Proportion falls below 30% but not below 25% as a result of an issuance of additional Units (or any securities exercisable, exchangeable or convertible into Units) by the Company and not as a result of any transfer of Interests by the Member, the Member shall continue to be a 30% Member until the earlier of (i) such time as the Member or any of its Affiliates transfers any Interests to a non-Affiliated third party (regardless of whether its Equity Proportion falls below 25%) or (ii) such time as its Equity Proportion falls below 25%.

(b) The GSG Members, collectively, and each of the BTCP Member and the CEA Member shall be entitled to designate from time to time one (1) Board Observer of its choosing who shall be entitled to attend all

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meetings of the Board. Each other Member whose Equity Proportion is equal to or greater than 5% and less than 15% shall similarly be entitled to designate from time to time one (1) Board Observer of its choosing who shall be entitled to attend all meetings of the Board. Each of the Board Observers shall be an officer, shareholder, director, manager, principal, partner or employee of the Member (or any member of such Member's Group) designating such Board Observer. Board Observers shall have no voting rights and their consent or approval shall not be required for any action taken by the Board and, subject to the Company's compliance with clause 4.5, the attendance or participation of any Board Observer(s) at a meeting shall not be required for Board action.

(c) In the event that at any time the respective Equity Proportions of the Members shall change such that the respective rights of Members to appoint any Manager or Managers or any Board Observer under paragraph (a) or (b), respectively, of this clause 4.2, shall change, then (x) the composition of the Board shall be changed so that it is composed of Managers appointed as contemplated in clause 4.2(a) and if in such event any Member who has appointed one or more of the then-existing Managers is no longer entitled to appoint any such Manager or Managers, then such Member shall remove, in accordance with clause 4.3(a), such Manager or Managers, and (y) any Board Observer who was appointed by a Member that shall no longer be entitled to appoint a Board Observer under clause 4.2(b) shall be removed as a Board Observer.

APPOINTMENT AND REMOVAL OF MANAGERS AND BOARD OBSERVERS

4.3     (a)    Each Member entitled to appoint any Manager shall
respectively appoint such Manager or Managers by notice to the Company signed by it or on its behalf. A Member may remove a Manager nominated by it by notice to the Company signed by it or on its behalf. The removal shall take effect when the notice is delivered to the Company, unless the notice indicates a later date. A Member removing a Manager shall indemnify the Company for any liability arising from the removal. Any vacancy occurring on the Board shall be filled by the Member designating the Manager whose resignation, removal, death or disability created such vacancy. Each Member shall (if necessary) use its rights, if any, under clause 4.2 and any votes in relation to the Company in order to ensure that the appointments and/or removals contemplated by this clause and clause 4.2 are duly carried out.

(b) Each Member entitled to appoint a Board Observer shall respectively appoint such Board Observer by notice to the Company signed

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by it or on its behalf. A Member may remove a Board Observer nominated by it by notice to the Company signed by it or on its behalf. The removal shall take effect when the notice is delivered to the Company, unless the notice indicates a later date. A Member removing a Board Observer shall indemnify the Company for any liability arising from the removal.

QUORUM

4.4 A quorum for transacting business at any Board meeting shall exist, subject to the remaining provisions of this clause 4.4, if at least one
(1) Manager appointed by each Member then entitled to appoint one or more Managers is present when the relevant business is transacted. A Manager shall be regarded as present for the purposes of a quorum if represented by an alternate Manager in accordance with clause 4.6. If that quorum is not present within sixty (60) minutes from the time when the meeting should have begun or if during the meeting there is no longer a quorum, the meeting shall be adjourned for a period of at least one (1) Business Day and at that adjourned meeting the presence of any Manager or Managers (or their alternates) who are entitled under clause 4.6 to at least a majority of the votes in any Board decision shall constitute a quorum (provided that the Manager or Managers attending such adjourned meeting shall make reasonable efforts to notify the other Managers of the time and location of the adjourned meeting).

NOTICE AND AGENDA

4.5(a)         Board meetings shall normally be held on a planned quarterly basis. Quarterly Board meetings shall be, and additional meetings may be, called by any Manager or Managers who are entitled under clause 4.6 to at least forty per cent. (40%) of the votes in any Board decision provided that, in addition to the planned quarterly meetings, a meeting of the Board shall be convened on the reasonable request of any Manager or Managers who are entitled under clause 4.6 to at least twenty per cent. (20%) of, but less than forty per cent. (40%) of, the votes in any Board decision but not more than twice a year with respect to all such Managers. At least 10 days written notice shall be given to each Manager and each Board Observer of any Board meeting, unless at least one (1) Manager (or his alternate) appointed by the Majority Member, if any, and at least one (1) Manager (or his alternate) appointed by each 30% Member, if any, approve a shorter notice period. Each Member shall act reasonably in order to deal on short notice with matters requiring urgent attention. Notice of a meeting shall be given by or at the direction of (i) the H Managers or the Manager or Managers calling such meeting, or (ii) if (x) there shall be no H Manager or

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(y) the H Managers shall not be entitled under clause 4.6 to at least 30% of the votes in any Board decision, the Manager or Managers calling such meeting. Any notice given to a Manager or Board Observer shall, where practicable, include an agenda identifying in reasonable detail the matters to be discussed at the meeting together with copies of any relevant papers to be discussed at the meeting. A meeting of the Board may consist of a conference between Managers who are not all in one place but each of whom is able (directly or by telephone or other medium of communication) to speak to each of the others and to be heard by each of the others simultaneously; the word MEETING in this clause 4 shall be construed accordingly and any Manager participating in such a meeting shall be deemed present in person at such meeting. Board Observers shall also be entitled to participate in any telephonic and other similar meetings not conducted in person. Attendance at a meeting and, with respect to any matter on which a Manager is entitled to vote, voting on such matter shall constitute waiver of any objection to deficient notice with respect to such matter.

(b) Any action required or permitted to be taken at any meeting of the Board may, provided that the text of the proposed action is copied to all members of the Board and each Board Observer, be taken by written resolution without a meeting if Managers who are entitled under clause 4.6 to a majority of the votes in any Board decision consent thereto in writing (subject always to clause 4.7 in respect of Reserved Board Matters and clause 4.12 in respect of the Equity Investor Approval Matters), and the writing or writings are filed with the minutes of proceedings of the Board. Each Board Observer shall each be entitled to receive copies of each action of the Board taken by written resolution pursuant to this clause 4.5(b), provided that the failure to provide such copies will not affect the validity of any action so taken.

(c) Each Board Observer and each Manager shall be entitled to be reimbursed by the Company for its reasonable out-of-pocket costs and expenses incurred in connection with his or her attendance at Board meetings.

BOARD VOTING

4.6 Except as provided by clause 4.7, the Board shall decide on matters by simple majority vote of the Managers, as calculated in accordance with the next sentence. Each Manager or, where more than one Manager is appointed by a Member, all of the Managers appointed by such Member collectively shall be entitled to a percentage of the votes in any

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Board decision equal to the Equity Proportion of the Member who appointed such
Manager or Managers, respectively, at the time of such vote; PROVIDED, HOWEVER, that with respect to any group of Managers that is appointed by a Member, such vote shall be exercised entirely by one of such Managers designated by such group; and, PROVIDED, FURTHER, HOWEVER, that in determining the Members' respective Equity Proportions for the purposes of this sentence only, (x) the H Member's Equity Proportion shall be deemed to be equal to the sum of the H Member's Equity Proportion (without regard to this proviso), the BTCP Member's Equity Proportion, the CEA Member's Equity Proportion and the GSG Members' Equity Proportion, from time to time and (y) any Member (other than the BTCP Member, the CEA Member and the GSG Members) that does not have the right to appoint one or more Managers pursuant to clause 4.2(a) (each such Member is referred to in this clause 4.6 as a DESIGNATING MEMBER) shall be entitled (but not required) to designate from time to time by notice to the Board that its Equity Proportion shall be added to the Equity Proportion of any Member that has the right to appoint one or more Managers pursuant to clause 4.2(a) (each such Member is referred to in this clause 4.6 as an APPOINTING MEMBER) and, in such case, until the designating Member has terminated such designation by notice to the Board, the appointing Member's Equity Proportion shall be deemed to be equal to the sum of the appointing Member's Equity Proportion (without regard to this clause (y)) and the Equity Proportion of each designating Member who shall have made such designation with respect to such appointing Member. Any Manager who is absent from a meeting may nominate any other person to act as his alternate and to vote in his place at the meeting.

RESERVED BOARD MATTERS

4.7 The following matters shall require a decision by a majority vote of the Board including a positive vote from at least one (1) of the Managers appointed by the ICI Member (for so long as its Equity Proportion is equal to or greater than 15%) and at least one (1) of the Managers appointed by each 30% Member, if any, provided, in each case, that if a matter in clause 4.7(b) to 4.7(p) is specifically addressed in the Business Plan or the annual Budget approved under clause 4.7(a) or (unless superseded by the Business Plan) reasonably contemplated by the Business Projections, the Members agree that no further approvals by such Managers shall be required pursuant to clause 4.7:

(a)     BUSINESS PLAN AND BUDGET

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        adopting or amending the Business Plan and the annual Budget referred to in clause 7.2;

(b)     ACQUISITIONS AND DISPOSALS

        any Associate Group Member acquiring or disposing of (whether in a single transaction or series of transactions) any business (or any material part of any business) or any shares or interests in any company (other than an acquisition or disposal between members of the Associate Group provided that such acquisition or disposal does not involve the Company) where (i) the value of the business (or material part) or the shares or interests acquired or disposed of exceeds $20,000,000 or (ii) the aggregate of any acquisitions (or, as the case may be, disposals) has exceeded $40,000,000 in any Financial Year;

(c)     CAPITAL EXPENDITURE

        any Associate Group Member incurring any capital expenditure in respect of any item or project in excess of $5,000,000 or where the aggregate of capital expenditure has exceeded the approved annual Budget by $10,000,000 in any Financial Year;

(d)     PARTNERSHIPS AND JOINT VENTURES

        any Associate Group Member entering into any material partnership, merger or joint venture with a third party;

(e)     BORROWINGS

        any Associate Group Member borrowing or raising money (excluding normal trade credit, intra-Group borrowings or drawings under existing credit facilities approved by the Board), which would result in the Associate Group's aggregate borrowings increasing by $10,000,000 in any one Financial Year and any election to exchange subordinated debt for the Interests of any non-approving Equity Investor or Equity Investors pursuant to clause 4.15;

(f)     TRANSACTIONS WITH CERTAIN GROUPS

        (other than transactions entered into at Closing or upon or pursuant to the establishment of the Company or as contemplated by the Contribution Agreement or the Ancillary Agreements (as described in the Contribution Agreement)) any transaction by any Associate

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        Group Member with any member of any Majority Member's Group, any 30%
        Member's Group or any 15% Member's Group which (i) is not on arm's length terms or (ii) where the cumulative arm's length value of transactions with any member of any Majority Member's Group, any 30% Member's Group or any 15% Member's Group, as the case may be, is in excess of $5,000,000 in any one Financial Year;

(g)     [RESERVED];

(h)     PENSION SCHEME

        adoption of any pension scheme of any Associate Group Member (other than those existing at Closing or adopted in accordance with the terms of the Contribution Agreement) or any amendment to any existing pension scheme which materially alters the liabilities of such scheme or the disposition of the assets of such scheme;

(i)     MAJOR LITIGATION

        any decision not to contest, or to admit liability in or to approve any settlement of threatened legal proceedings or legal proceedings to which any Associate Group Member is a party which, in any such case, are reasonably likely to involve a potential liability against an Associate Group Member in excess of $10,000,000;

(j)     DONATIONS

        making of any political donation by any Associate Group Member;

(k)     ACCOUNTING POLICIES

        the adoption of or any change in the principal accounting policies or practices of the Associate Group which has the effect of materially altering the reported results of the Associate Group (other than changes required by US GAAP);

(l)     CHANGE OF BUSINESS

        any member of the Associate Group engaging in new business activities outside the scope of a chemicals business;

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(m)     CONSTITUTIONAL DOCUMENTS

        adopting or altering the certificate of incorporation, certificate of formation, limited liability company agreement or other constitutional document of any Associate Group Member other than non-material alterations to such constitutional documents of Associate Group Members other than the Company;

(n)     CHANGES IN SHARE CAPITAL

        changing the authorized or issued share capital or interests of any Associate Group Member including the issue of any new shares or interests or securities convertible into shares or interests (save where there are no material implications for the shareholdings in the Associate Group Member);

(o)     UNIT BUY BACK

        the Company buying back any Units;

(p)     ACCOUNTS

        approving the financial statements of the Associate Group; and

(q)     WINDING-UP

        any proposal to cause the Company or any Significant Subsidiary of the Company (SIGNIFICANT SUBSIDIARY for the purposes of this clause 4.7(q) having the meaning given to such term in Section 1-02(w) of Regulation S-X promulgated by the US Securities and Exchange Commission) to wind up, dissolve, liquidate or file for, or consent to, any bankruptcy or similar proceeding (other than pursuant to or, in connection with, any solvent reconstruction or similar reorganization of any Significant Subsidiary).

REGULAR BOARD MATTERS

4.8 The following material policy decisions affecting the Associate Group shall require reference to and a decision by majority vote of the Board (although not subject to the requirement of a positive vote of at least one (1) Manager appointed by each 30% Member or the ICI Member under clause 4.7:

(a)            SENIOR MANAGEMENT

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        appointing or removing any person as the Chief Executive, Chief
        Financial Officer or other member of the senior executive management of the Associate Group;

(b)            MATERIAL LITIGATION

        (subject to clause 4.7) major decisions relating to the conduct (including the settlement) of legal proceedings to which any Associate Group Member is a party which are reasonably likely to involve a potential liability against an Associate Group Member in excess of $5,000,000;

(c)            INTELLECTUAL PROPERTY RIGHTS

        any Associate Group Member making any material disposal (including granting any material licence) of or relating to intellectual property rights of the Associate Group other than in accordance with the Technology Transfer Agreement (as defined in the Contribution Agreement);

(d)            DIVIDENDS

        recommendations in respect of dividends of, or other distributions by, the Associate Group to be declared for any Financial Year (which shall be subject to and consistent with the dividend policy set out in clause 6.4);

(e)            OTHER MATERIAL MATTERS

        any other major policy decisions materially affecting the business of the Associate Group.

OFFICERS

4.9 The Company shall have a Chief Executive, a Chief Financial Officer and such other officers as shall be appointed by the Board, and such officers shall be elected and removed in accordance with the provisions herein and perform such functions as are provided herein and by the Board. The Board may appoint, employ or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its discretion from time to time. The Board may delegate to any officer of the Company or to any such other person or entities such authority to act on behalf of the Company as the Board may from time to time deem appropriate in its discretion. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board.

EXECUTION OF DOCUMENTS

4.10 No Manager (acting in his capacity as such) shall have any authority to bind the Company to any third party with respect to any action except pursuant to a resolution expressly authorising such action which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to clause 4.6 or 4.7. Except as otherwise provided by the Board, when the taking of such action has been authorized by the Board, any Manager or officer of the Company, or any other persons specifically authorized by the Board, may execute any contract or other agreement or document on behalf of the Company and may execute on behalf of the Company and file with the Secretary of State of the State of Delaware any certificates or filings provided for in the Delaware Act. The filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware by the authorized person therein specified is hereby ratified and confirmed.

RELIANCE ON DOCUMENTS AND REPORTS

4.11 A Manager shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its other Managers, Members, officers, employees or committees, or by any other person, as to matters the Manager reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company (including, without limitation, information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid). In addition, the Managers may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by them, and any opinion of any such person as to matters which the Managers reasonably believe to be within such person's professional or expert competence shall be full and complete authorisation and protection in respect of any action taken or suffered or omitted by the Managers hereunder in good faith and in accordance with such opinion.

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EQUITY INVESTOR APPROVAL MATTERS

4.12 In addition to any approval required under clause 4.7, notwithstanding anything in this Agreement to the contrary, the following matters shall require a decision by a majority vote of the Board and the consent or approval (unless disclaimed in accordance with subpart (ii) of the last sentence of clause 4.15) of each Equity Investor:

(a) any amendment to this Agreement which would materially and adversely affect the rights attributable to the Interests of such Equity Investor;

(b) (other than transactions entered into at Closing or upon or pursuant to the establishment of the Company or as contemplated by the Contribution Agreement (as in effect on June 30, 1999 and as amended pursuant to the Framework Agreement) or the Ancillary Agreements as referred to in, and to the extent consistent with, the Contribution Agreement (as in effect on June 30, 1999 and as amended pursuant to the Framework Agreement)) any transaction by any Associate Group Member with any member of the H Group or ICI Group, any member of any Majority Member's Group, any member of any 30% Member's Group or any member of any 15% Member's Group which (i) is not on arm's length terms or (ii) where the cumulative arm's length value of transactions with any member of the H Group, the ICI Group, any member of any Majority Member's Group, any member of any 30% Member's Group or any member of any 15% Member's Group, as the case may be, is in excess of $5,000,000 in any one Financial Year;

(c) any proposal to cause the Company or any Significant Subsidiary of the Company (SIGNIFICANT SUBSIDIARY for the purposes of this clause 4.12 having the meaning given to such term in Section 1-02(w) of Regulation S-X promulgated by the US Securities and Exchange Commission) to wind up, dissolve, liquidate or file for, or consent to, any bankruptcy or similar proceeding (other than pursuant to or, in connection with, any solvent reconstruction or similar reorganization of any Significant Subsidiary);

(d) any member of the Associate Group engaging in new business activities outside the scope of a chemicals business; and

(e) the issuance of any equity interest (other than additional Interests in accordance with clause 3.2 hereof) in the Company which is senior or pari passu with the Interests.

4.13 The Company shall not, nor shall it permit any Associate Group Member to, take any of the following actions without the prior written consent of each of the Equity Investors (it being understood that any such matter that has been approved by the Board on or prior to the date hereof shall not require approval of the Equity Investors hereunder), provided, that in considering a request from the Company to provide a written waiver allowing the Company or any Associate Group Member to take any of the actions set forth in paragraphs (a) and (b) below, each Equity Investor shall provide such written waiver unless it reasonably determines in good faith that the proposed action would not reasonably be expected to be in the best interests of the Company (it being understood that the foregoing shall not impose on any Equity Investor any fiduciary duties to the Company or any other Member under applicable law or otherwise):

(a)            CAPITAL EXPENDITURE

               any Associate Group Member incurring (i) any capital expenditure in respect of any item or project in excess of $20,000,000 or
               (ii) any capital expenditures in excess of $200,000,000 in any Financial Year; or

(b)            BORROWINGS

               any Associate Group Member (i) entering into a new credit facility (or increasing the commitments under any existing credit facility) or any other agreement or arrangement to incur Indebtedness (excluding intra-Group borrowings or renewals or extensions of existing agreements in effect on the date hereof (but not increases in the principal amount thereof) evidencing Indebtedness that were approved by the Board), and/or (ii) assuming Indebtedness as a result of acquisitions, in amounts in excess of $100,000,000 in the aggregate in any one Financial Year. In calculating such amount of $100,000,000, the following amounts shall not be included: (x) Indebtedness to be refinanced or repaid concurrently with, or within ten (10) Business Days of, such Indebtedness being incurred, (y) Indebtedness incurred for the sole purpose of making mandatory and scheduled repayments of existing Indebtedness which is to be repaid within twelve (12) months of the

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               incurrence of such Indebtedness, and (z) fees and expenses associated with the raising, renewal or refinancing of such Indebtedness referred to in clause (x) or (y) above.

4.14 The Company shall not, nor shall it permit any Associate Group Member to, take any of the following actions without the prior written consent of each of the Equity Investors (it being understood that any such matter that has been approved by the Board on or prior to the date hereof shall not require approval of the Equity Investors hereunder), provided, that in considering a request from the Company to provide a written waiver allowing the Company or any Associate Group Member to take any of the actions set forth in paragraphs
(a)-(h) below, each Equity Investor shall provide such written waiver unless it reasonably determines in good faith that the proposed action would be, or would reasonably be expected to be, detrimental to the Interests held by such Equity
Investor:

(a)            ACQUISITIONS

               any Associate Group Member acquiring, whether in a single transaction or series of transactions (including by virtue of any partnership, joint venture or merger), any business (or any material part of any business) or any shares or interests in any company or any Person (other than an acquisition, partnership, joint venture or merger between members of the Associate Group provided that such acquisition, partnership, joint venture or merger does not involve the Company or a transaction requiring consent pursuant to paragraph (b) below) where the aggregate of all such acquisitions in the Financial Year in which such acquisition is occurring has exceeded $100,000,000 on an Indebtedness free basis;

(b)            DIVESTITURES

               any Associate Group Member disposing of (whether in a single transaction or series of transactions) any business (or any material part of any business) or any shares or interest in any company or any Person (other than a disposition between members of the Associate Group provided that such disposition does not involve the Company) where the aggregate value of all such dispositions in the Financial Year in which such disposition is occurring has exceeded $75,000,000 on an Indebtedness free basis. For purposes of this clause (b), if any Associate Group Member enters into any partnership, joint venture or merger (other than a partnership, joint venture or merger with a member of the Associate Group provided that such partnership, joint venture or merger does not involve the Company) and the Associate Group does not control such partnership or joint venture or the surviving entity in such merger, as the case may be, then the Associate Group shall be deemed to have disposed of all non-cash assets contributed by the Associate Group Members to such partnership or joint venture or the surviving entity of such merger, as the case may be;

(c)            ISSUANCE OF SENIOR EQUITY

               the issuance of any equity interest (other than additional Interests in accordance with clause 3.2) in the Company which is senior or pari passu with the Interests; provided, however, that notwithstanding clause 3.2, consent shall be required under this clause (c) with respect to any issuance of new shares or interests or securities convertible into shares or interests, or the conversion of any outstanding securities into shares or interests, which are senior in liquidation, dividends or distributions to the Interests held by the Equity Investors;

(d)            UNIT BUY BACK

               the Company buying back or redeeming any Units;

(e)            PERMITTED AFFILIATE DEBT

               allowing any Restricted Subsidiary (as defined in the Existing B
               Note Indenture) of the Company to incur any Indebtedness to a Huntsman Affiliate in respect of the deferred and unpaid balance purchase price of any property (as such terms are defined in the Existing B Note Indenture);

(f)            TRANSACTIONS WITH H GROUP AND UNRESTRICTED SUBSIDIARIES

               any transaction (or series of transactions related to a common plan), other than a transaction or series of transactions related to a common plan included under paragraph (g) below, by any Associate Group Member with (i) any member of the H Group or (ii) any Unrestricted Subsidiary (as defined in the Existing B Note Indenture) (other than any Investment (as defined in the

               Existing B Note Indenture) in any Unrestricted Subsidiary), that involves an aggregate fair market value of more than $25,000,000 in any Financial Year, provided that this restriction shall not include (i) payments of Tax Allowance Amounts, (ii) payments in connection with the joint venture with BASF and other participants, that will have stand-alone financing, to, inter alia, build an MDI plant and related manufacturing activities near a Shanghai, China chemical industrial park, provided that Investments in the joint venture do not exceed $80,000,000 in the aggregate, net of lump sum license fees received by any Restricted Subsidiary and the net proceeds received from the sale or transfer of the Company's existing Chinese system house ("Project Margaux"), and (iii) any such transaction (or series of such transactions related to a common plan) pursuant to any agreement in effect as of the date hereof or contemplated by the Contribution Agreement, or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment hereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement contains terms substantially similar (taken as a whole) to those contained in the original agreement;

(g) TRANSACTIONS WITH H GROUP AND UNRESTRICTED SUBSIDIARIES IN THE ORDINARY COURSE OF BUSINESS

               any transaction (or series of transactions related to a common plan) by any Associate Group Member with (i) any member of the H Group or (ii) any Unrestricted Subsidiary (other than any Investment in any Unrestricted Subsidiary), that involves the purchase, sale, lease or exchange of any property in the ordinary course of business or the rendering of any service in the ordinary course of business, in each case having an aggregate fair market value of more than $25,000,000 but less than $75,000,000 in any Financial Year, on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of such Associate Group Member, provided that this restriction shall not include (i) payments of Tax Allowance Amounts, (ii) payments in connection with Project Margaux and (iii) any such transaction (or series of such transactions related to a common plan) pursuant to any agreement in effect as of the date hereof or contemplated by the Contribution Agreement, or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement contains terms substantially similar (taken as a whole) to those contained in the original agreement; or

(h)            CERTAIN DIVIDENDS

               any payment of any dividend by the Company, provided, however, that no consent under this clause (h) shall be required with respect to (i) any dividends paid by the Company where the aggregate amount of all dividends paid by the Company after December 20, 2001 has not exceeded $112,000,000, (ii) any dividend paid by the Company if, at the time of payment of such dividend, the Leverage Ratio is less than or equal to 4.5, or
               (iii) any dividend paid by the Company at any time when the Leverage Ratio (after giving pro forma effect to such proposed dividend) is greater than 4.5 where the amount of such dividend does not exceed 25% of the Company's Consolidated Net Income (as defined in the Existing B Note Indenture) for the Company's most recently ended calendar year for which internal financial statements are available, and, provided further, that, for purposes of this clause (h), the payment of any Tax Allowance Amount shall not constitute, or be treated as the payment of, a dividend. For purposes of this clause (h), "Leverage Ratio" means, as of a particular date, the ratio of the Company's Consolidated Indebtedness (as defined in the Existing B Note Indenture) as of the end of the Company's most recently ended full fiscal quarter for which internal financial statements are available (the "Last Quarter") to the Company's Consolidated EBITDA (as defined in the Existing B Note Indenture) for the four fiscal quarters ending with the Last Quarter.

4.15           Notwithstanding anything to the contrary in clause 4.12, clause
4.13 or clause 4.14, (i) in the event the Company has proposed to take any of the actions included in (x) subparagraphs (b), (c), (d) or (e) of clause 4.12,
(y) clause 4.13 or (z) clause 4.14 but any (or all) of the Equity Investors shall have refused or failed to provide such required consent or approval with respect to such action, then, subject to clause 4.7(e), the Company shall be entitled to elect to exchange all of the non-approving Equity Investor's or Equity Investors' Interests for subordinated debt of the Company with a maturity of no more than 2 years from the date of issuance, with a principal amount equal to the fair market value of the Interests being exchanged as of the date of such exchange (as such fair market value shall be reasonably agreed between the Equity Investor or Equity Investors and the Company) and with terms and conditions to be reasonably agreed between the Equity Investor or Equity Investors entitled to such subordinated debt and the Company and, in the event that the Company shall make such election and the Company and such non-approving Equity Investor or Equity Investors shall have reasonably agreed upon the terms of such subordinated debt, then (x) the Company shall be entitled to take such proposed action, notwithstanding that the consent or approval of such non-approving Equity Investor or Equity Investors shall not have been obtained,
(y) from and after such exchange, such non-approving Equity Investor or Equity Investors shall not be a Member and (z) neither the Company nor any of the remaining Members shall be deemed to have breached clause 4.12, 4.13 or 4.14, as applicable, with respect to such action or shall have any liability to such non-approving Equity Investor or Equity Investors with regard to such action and
(ii) upon notice to the Company, any Regulated Member with a Regulatory Problem may disclaim the benefit of any of the provisions of clause 4.12, 4.13 or 4.14 for such period as it shall specify.

4.16 Each of the Equity Investors agrees that it will exercise any of its rights under clauses 4.13 and 4.14 solely on its own behalf and not on behalf of, or at the direction of, a non-Affiliated third party. Notwithstanding anything herein to the contrary, (i) the rights of the Equity Investors set forth in clauses 4.13 and 4.14 shall not be transferable to any un-Affiliated third party and may not be assigned except that an Equity Investor may assign such rights to an Affiliate (an AFFILIATE ASSIGNEE); provided, that, if any of an Equity Investor, its Affiliate Assignee and/or their respective Affiliates participate in any transaction or series of related transactions that would result in any such Affiliate Assignee no longer constituting a member of such Equity Investor's Group, then the assignment to such Affiliate Assignee shall be deemed null and void; and (ii) the rights of the Equity Investors set forth in clauses 4.13 and 4.14 shall terminate upon the occurrence of a Qualified Initial Public Offering (as defined in the Members Agreement as in effect on the date hereof).

MEMBER ACTION

5.1 In the event that any matter is required to be submitted to the Members for their approval under the Delaware Act and subject always to the provisions of clauses 4.1, 4.7 and 4.12:

(a) Each Member shall have the number of votes equal to the Equity Proportion of such Member from time to time; provided, that, (i) none of the BTCP Member, the CEA Member or either of the GSG Members shall be entitled to any votes until such time as, and to the extent that, any such Member converts any non-voting Interest into a voting Interest as contemplated by this Agreement, in which case, such Member holding such converted voting interests shall be entitled to a number of votes equal to the proportion of such converted voting Interests held by such Member to all outstanding Interests (whether voting or non-voting) and (ii) in determining the Equity Proportions of the H Member from time to time for purposes of this sentence, the H Member's Equity Proportion shall be deemed to be equal to the sum of the H Member's Equity Proportion (without regard to this proviso), the BTCP Member's Equity Proportion, the CEA Member's Equity Proportion and the GSG Members' Equity Proportion, in each case without regard to any converted voting Interest as to which a vote is exercisable by such Member under clause (i) of this sentence, from time to time. Without prejudice to the validity of any such action, prompt notice of any Member action shall be delivered to each of the Equity Investors.

(b) The Members may vote, approve a matter or take any action by the vote of the Members at a meeting, in person or by proxy, or without a meeting by written consent. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if Members holding Interests sufficient to approve the action pursuant to this Agreement consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Members. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to each of those Members who shall not have consented in writing. Without prejudice to the validity of any such action, prompt notice of any action or written consent shall be delivered to each of the Equity Investors.

(c) Members may participate in a meeting of the Members by means of conference telephone or similar communication equipment by means

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        of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such equipment shall constitute presence in person at such meeting.

(d) For any meeting of Members, the presence in person or by proxy of Members having the right to cast more than 50% of the votes at the meeting constitutes a quorum for the transaction of business.

(e) Except as otherwise provided in the Delaware Act and subject to clause 4.1, the affirmative vote of Members having the right to cast more than 50% of the votes at the meeting is required to approve an action requiring the Members' approval.

DEADLOCK

5.2 If a deadlock arises because the Managers fail to agree on any of the Reserved Board Matters, the matter shall be referred to the respective Chairmen of each Member who has the right to appoint one or more Managers with a view to it being resolved as early as possible in the best interests of the Associate Group. In the case of a failure to agree an updated Business Plan or annual Budget for the purposes of clause 4.7(a), the Associate Group shall, until agreement is reached, continue its activities in accordance with the then current Business Plan or, if none, the Business Projections.

FINANCIAL MATTERS

ACCOUNTING PRINCIPLES

6.1 The Company shall adopt accounting principles in relation to its financial statements in accordance with US GAAP (the ACCOUNTING PRINCIPLES).

AUDITORS

6.2 The Company's auditors shall be nominated by the Board from time to time and shall initially be Deloitte & Touche.

FINANCIAL YEAR

6.3 The Company's Financial Year shall be from 1 January to 31 December, unless the Board determines otherwise.

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DIVIDEND POLICY

6.4(a) The Managers shall, unless they agree otherwise in relation to any Financial Year and subject always to the terms of the Financing Agreements, take all steps to ensure that in respect of each Financial Year the Associate Group distributes to the Members at least two-thirds of the consolidated profit available for distribution in accordance with applicable law for that Financial Year (but subject to retaining such profit as shall be required for working capital and/or other ongoing funding requirements of the Associate Group established by the Board).

(b) As soon as reasonably practicable after the end of each calendar quarter, the Tax Matters Member shall determine the Tax Allowance Amount for every Member in respect of such quarter. Upon such determination, the Tax Matters Member shall cause each Member's Tax Allowance Amount to be distributed to such Member to the extent of the Company's Available Net Cash Flow, PROVIDED such a distribution is permitted by the Financing Agreements and all other lending agreements to which the Company is then a party. Tax Allowance Amounts in respect of any calendar quarter must be paid either to all Members or to no Members, and all such distributions shall have priority over any distributions pursuant to subsection (c) below.

(c) Any funds distributed to the Members shall be distributed in accordance with their respective Equity Proportions. Any such distributions shall be made only to the extent approved by the Board and permitted by the Financing Agreements and all other financing arrangements and applicable law. To the extent that the Board approves any distribution that consists of a consideration of a type or in a form other than cash, the types and forms of such consideration shall be allocated in an equitable manner among the Members entitled thereto, in the proportions and amounts provided for herein, such that each Member shall, except for immaterial variances, receive the same type or form of consideration, provided, however, if any Regulated Member shall reasonably determine that the receipt of any non-cash consideration by such Regulated Member distributed pursuant to this clause 6.4(c) is likely to cause a Regulatory Problem for such Regulated Member, then such Regulated Member shall be entitled to receive other consideration (including cash) which would not cause a Regulatory Problem in lieu of such consideration equal to

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        such Regulated Member's allocable share of the fair market value of such consideration. The Company shall not make any distribution to the Members if, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members with respect to their Interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of Company's assets, except that the fair value of Company Property that is subject to a liability for which recourse of creditors is limited shall be included in the Company assets only to the extent that the fair value of that Company Property exceeds that liability.

(d) Notwithstanding anything to the contrary herein or in the limited liability company agreement of JV2, if the Company or any of its Subsidiaries sells or otherwise disposes of (i) the PO/MTBE Business,
        (ii) the Geismar MDI facility, (iii) the 50% interest in Rubicon, Inc.,
        (iv) the 50% interest in Louisiana Pigment Company, or (v) any other material U.S. asset other than cash contributed by the H Member or the ICI Member after June 30, 1999, then, with respect to the quarter of the Financial Year in which such disposition occurs, the Company shall distribute (A) 4 4/9% of the aggregate amount of the Tax Allowance Amounts for all Members to each of the BTCP Member and the CEA Member and 1 1/9% of the aggregate amount of the Tax Allowance Amounts for all Members to the GSG Members (in each case regardless of any limitation imposed by this Agreement or the limited liability company agreement of JV2 or any financing agreement of the Company or JV2) and (B) the remainder of the aggregate amount of the Tax Allowance Amount to the H Member and the ICI Member on such basis as the H Member and the ICI Member shall agree (regardless of how such amounts would otherwise be distributed to the H Member and the ICI Member pursuant to this Agreement). To the extent permitted by applicable tax law (including as required by clause 3.13(b)), the allocations of net income (and items thereof) with respect to a disposition described above in clauses (i),
        (ii), (iii), (iv) or (v) shall be made (x) to the BTCP Member, the CEA Member and the GSG Members in their respective Equity Proportions and
        (y) to the H Member and the ICI Member on such basis as they shall agree. Allocations of net income (and items thereof) made pursuant to the preceding sentence shall be treated for all purposes of this Agreement as having been made pursuant to clause 3.11 hereof.

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TAX RETURNS AND INFORMATION

6.5 The Company shall prepare or cause there to be prepared all federal, state and local income and other tax returns that the Company is required to file. The Company shall consult with each Member from time to time as each Member may reasonably request regarding the preparation of such returns, and shall in any event provide a copy of each such return to the Members not less than 10 days prior to the filing thereof. By 15 July of the calendar year immediately following the end of each calendar year, the Company shall send or deliver to each person or entity that was a Member at any time during such year such tax information as shall be reasonably necessary for the preparation by such person or entity of its U.S. federal income tax return and state income and other tax returns.

INFORMATION AND REPORTING

INSPECTION AND INFORMATION

7.1 Each Member may, upon giving reasonable notice and during normal business hours, examine the separate books, records and accounts to be kept by the Company and each Associate Group Member. Subject to clause 8, each Member entitled to appoint a Manager or Board Observer shall be entitled to receive and retain all such information as shall be disclosed to, or acquired by, any Manager or Board Observer, in the course of its position as a Manager of the Company or as a Board Observer.

ACCOUNTS, BUSINESS PLAN AND BUDGETS

7.2 Without prejudice to the generality of clause 7.1, the Company shall supply each Member with copies of:

(a) the Associate Group's audited annual consolidated accounts and the audited annual accounts for the Company and each Associate Group Member which is required by applicable law to prepare audited accounts;

(b) a Business Plan and itemised revenue and capital Budgets for each Financial Year covering each principal division of the Associate Group;

(c) monthly management accounts of each principal division of the Associate Group; and

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(d)     any financial information required to be disclosed to holders of debt under the Financing Agreements.

CONFIDENTIALITY

CONFIDENTIALITY OBLIGATION

8.1 Each Member (and, in the case of (c) below, the Company) shall use (and shall ensure that each of its Affiliates shall use) all reasonable endeavours to keep confidential (and to ensure that its officers, employees, agents and professional and other advisers keep confidential):

(a) all technical information, formulae, designs, specifications, drawings, data, manuals, instructions and other know-how relating to the products and technical processes of the Associate Group;

(b) any information which it may have or acquire before or after the date of this Agreement in relation to the customers, business, assets or affairs of (if the Member is ICI, BTCP, CEA, GSMP or GSMPO Sub) the H Member or any H Group Member or of (if the Member is H, BTCP, CEA, GSMP or GSMPO
        Sub) any ICI Group Member resulting from:

         (i) negotiating this Agreement, the Contribution Agreement or the Subscription Agreement or any other agreement referred to in or entered into pursuant to this Agreement or the Contribution Agreement or the Subscription Agreement;

         (ii)  being a Member in the Company;

         (iii) having appointees on the Board; or

         (iv) exercising its rights or performing its obligations under this Agreement; or

(c) any information which the Company may have or acquire before or after the date of this Agreement in relation to the customers, business, assets or affairs of any H Group Member or any ICI Group Member resulting from the exercise of its rights or performance of its obligations under this Agreement, the Contribution Agreement or the Subscription Agreement or any other agreement referred to in or entered into pursuant to this Agreement or the Contribution Agreement or the Subscription Agreement; or

(d) any information which relates to the contents of this Agreement (or any agreement or arrangement entered into pursuant to this Agreement); or

(e) with respect to each Member's Group (other than the H Group, the ICI Group or any Majority Member's Group), any information relating to the customers, business, assets or affairs of the Associate Group.

Each Member (and, in the case of subpart (c), the Company) shall not (and shall cause its Affiliates not to) use for its own business purposes or disclose to any third party any such information (collectively, CONFIDENTIAL INFORMATION) without the consent of all the other Members. In performing its obligations under this clause 8, each Member and the Company shall (and shall cause its Affiliates to) apply no lesser confidentiality standards and procedures than it applies generally in relation to its own confidential information.

EXCEPTIONS FROM CONFIDENTIALITY OBLIGATION

8.2 The obligation not to disclose Confidential Information to any third party under clause 8.1 does not apply to:

(a) the disclosure (subject to clause 8.3) on a `need to know' basis to a company which is another H Group Member, ICI Group Member or member of any Majority Member's Group (as the case may be) where the disclosure is for a purpose reasonably incidental to this Agreement;

(b) information which is independently developed by the relevant Member or acquired from a third party to the extent that it is acquired with the right to disclose the same;

(c) the disclosure of information to the extent required to be disclosed by law, any stock exchange regulation, any binding judgment, order or requirement of any court or other competent authority (subject to the obligation to consult with the other Member in advance and to take account of its reasonable requirements) or to any regulatory authority;

(d) disclosure of information to the extent required under the terms of any of the Financing Agreements;

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(e)     the disclosure of information to any tax authority to the extent reasonably required for the purposes of the tax affairs of the Member concerned or any member of its Group;

(f) the extent that disclosure of information is permitted by the Environmental Covenant;

(g) the disclosure (subject to clause 8.3) in confidence to a Member's professional advisers of information reasonably required to be disclosed for a purpose reasonably incidental to this Agreement, the Contribution Agreement or the Subscription Agreement;

(h) information which becomes within the public domain (otherwise than as a result of a breach of this clause 8); and

(i) disclosure, subject to obligations of confidentiality, of information reasonably required in connection with negotiations with a prospective bona fide Third Party Purchaser for the purposes of clause 11.

EMPLOYEES, AGENTS AND ADVISERS

8.3 Each Member shall inform (and shall ensure that any Subsidiary shall inform) any officer, employee or agent or any professional or other adviser advising it in relation to the matters referred to in this Agreement, or any other person to whom it provides Confidential Information, that such information is confidential and shall instruct them:

(a)     to keep it confidential; and

(b) not to disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with the terms of this Agreement).

The disclosing Member is responsible for any breach of this clause 8 by the person to whom the Confidential Information is disclosed.

RETURN OF CONFIDENTIAL INFORMATION

8.4 If the Company dissolves and terminates, any Member may by notice to any other Member require the other to destroy or return the first Member's Confidential Information. In addition, if at any time any Member shall cease directly or indirectly to be a Member, any other Member may, by notice to the first Member, require the first Member to destroy or return such other Member's Confidential Information. If so, the first Member shall (and shall ensure that its Affiliates and its officers and employees and those of its Affiliates shall):

(a) destroy or return all documents containing Confidential Information which have been provided by or on behalf of the Member demanding the return of Confidential Information; and

(b) destroy or return any copies of such documents and any document or other record (including in electronic form) reproducing, containing or made from or with reference to the Confidential Information

(save, in each case, for a record of any submission to or filings with governmental, tax or regulatory authorities or papers required for a Member's board or other corporate records). The first Member shall return or destroy the Confidential Information as soon as practicable after receiving notice and, in the case of destruction, shall provide a certificate of an officer of that Member confirming that destruction.

SURVIVAL AFTER TERMINATION

8.5 The provisions of this clause 8 shall survive the dissolution and termination of the Company and any transfer of a Member's Interest. If following a disposal of Interests pursuant to this Agreement, no member of the disposing Member's Group continues to be a Member then:

(a) the term Confidential Information for the purposes of this clause shall extend to and include all information held by members of such Group, relating to the customers, business, assets or affairs of the Associate Group and the confidentiality obligations set out in clause 8.1 shall (subject as provided in clause 8.2) thereafter apply to each member of such Group ceasing to be a Member (as the case may be) as if it were a Member; and

(b) the provisions of clause 8.4 relating to return or destruction of Confidential Information shall similarly apply to such extended definition of Confidential Information as if it were Confidential Information of a remaining Member.

CLAIMS BY COMPANY

9.1(a) If any Associate Group Member has or may have any claim against a Member or a member of a Member's Group arising out of any agreement other than this Agreement entered into between that

        Associate Group Member and the relevant Member or any member of that Member's Group (including but not limited to any claim for financial adjustment following the finalisation of the Closing Statement under the terms of the Contribution Agreement), that Member will ensure that:

         (i) its nominated Managers shall not do anything to prevent or hinder the Associate Group asserting or enforcing the claim; and

         (ii) its nominated Managers will abstain from any Board decisions regarding such claim and all actions, proceedings and matters relating thereto.

(b) The Member asserting or enforcing any such claim shall diligently pursue such claim to the extent such Member reasonably believes that pursuit is in the best interests of the Company and shall not take any actions with respect to such claim which such Member does not reasonably believe are in the best interests of the Company.

(c) This clause 9.1 is without prejudice to any right of the other Member(s) itself (or member of its Group) to dispute the claim.

9.2 In the event that the Company or any member or the Associate Group incurs any losses with respect to any matter for which the Company or any such member or the Associate Group is entitled to indemnification as assignee of H under the Purchase and Sale Agreement in relation to the PO/MTBE Business (the PO/MTBE AGREEMENT), dated as of 21 March 1997, between H, Texaco Inc. and Texaco Chemical Inc., the Company shall, or shall procure that any such member of the Associate Group shall, pursue with all reasonable diligence such indemnification from Texaco Inc. for such losses and shall keep the Members regularly informed as to the status of any such indemnification claims.

9.3 The Company shall (i) obtain and maintain appropriate insurance, consistent with industry standards (and shall use all reasonable endeavours to obtain and maintain insurance in respect of risks, and at levels of cover equivalent to the insurance maintained by the PO/MTBE Business prior to Closing of the Contribution Agreement), for the business, assets and risks of the Associate Group and (ii) pursue with all reasonable diligence recovery under such insurance for losses incurred by the Company (or other members of the Associate Group) that are covered under such insurance and shall keep the Members regularly informed as to the status of any such insurance claims.

PUT/CALL OPTION

10.1           [Reserved]

10.2           [Reserved]

10.3 The ICI Group shall provide all information concerning itself (and confirmation of the accuracy of such information) reasonably requested in connection with any public offering or private sale contemplated by Article 2.8 of the Members Agreement and the ICI Group shall refrain from knowingly taking any action that would be reasonably expected to interfere with any such offering or sale.

TRANSFER OF INTERESTS

GENERAL

11.1 References in this clause 11 to a Member's "INTERESTS" means (i) any holding of an Interest by that Member (or any member of its Group) and (ii) any holding of shares, interests or equity warrants by that Member (or any member of its Group) in any other member of the Associate Group.

RESTRICTION ON TRANSFER

11.2 Except as permitted by this clause 11, no Member shall or shall permit any of its Affiliates to, directly or indirectly,

(a)     transfer any Interests;

(b) grant, declare, create or dispose of any right or interest in any Interests; or

(c) create or permit to exist any pledge, lien, fixed or floating charge or other encumbrance over any Interests;

provided, however, that notwithstanding anything in this Agreement to the contrary, (w) each of the BTCP Member, the CEA Member and the GSG Members shall be entitled, at any time, to transfer any or all of its Interests to the H Member or any of its Affiliates or any H Group Member, (x)(i) each of the H Member and the ICI Member may (and may permit any of its Affiliates to) take any such prohibited action with the prior written consent of the ICI Member or the H Member (as the case may be) subject to the terms of clauses 11.12, 11.13 and 11.13A, and (ii) each Member may (and may permit any of its Affiliates to) take any such prohibited action with the Requisite Other Member Consent (as defined below), subject to the terms of clauses 11.12, 11.13 and 11.13A, (y) each of the BTCP Member, the CEA Member and the GSG Members may (and may permit any of its Affiliates to) take any such prohibited action with the prior written consent of both the H Member and the ICI Member, and (z) each of the BTCP Member, the CEA Member, GSMP and GSMPO Sub shall be entitled, at any time, to grant participation interests in the Interests held by such Member to Affiliates of such Member without prior notice or consent of the Company or any other Person, so long as the participation agreement or other agreement or document pursuant to which such participation interest is granted requires such Affiliate to comply with the terms of this Agreement as if it were a record owner of such Interests and a party to this Agreement and such Member enforces such provisions. The "REQUISITE OTHER MEMBER CONSENT" means, with respect to any prohibited action under this clause 11.2 for which consent is sought under clause (x)(ii), prior written consent of both (1) a majority (by headcount) of the Disinterested Members and (2) Disinterested Members holding a majority of the Units held by all Disinterested Members. "DISINTERESTED MEMBERS" means, with respect to any consent which is being sought under clause (x)(ii), those Members other than (a) the Member seeking the consent and (b) any Affiliates of such Member.

For the avoidance of doubt, this clause 11 shall not apply to or prevent any Member or any of its Affiliates issuing equity interests in such Member or its Affiliates to non-Affiliates subject always to clause 11.10. Further and for the avoidance of doubt, (notwithstanding clause 11.10), this clause 11 shall not apply to or prevent (i) any pledge of securities or other assets (but excluding any Interests or Units) of any Member to Financial Institutions (as defined in the Contribution Agreement) in connection with bona fide financing transactions or (ii) any transfer of such securities or other assets following any foreclosure or similar action with respect to such securities or other assets.

INITIAL PERIOD

11.3 For the purposes of this Agreement, the term INITIAL PERIOD shall mean the period from the date of this Agreement until the earlier of (i) June 30, 2004 and (ii) the date on which the OA Closing or the OA Prepurchase Closing shall occur. The Company shall give the Equity

Investors at least 10 days' prior written notice of any proposed OA Closing or OA Prepurchase Closing.

PERMITTED TRANSFERS

11.4(a) Except for (i) transfers for which consent is given under clause
        11.2 or for intra-Group transfers permitted under clause 11.10, (ii) transfers pursuant to clause 11.4(b) below, (iii) partial transfers to the extent permitted under clause 11.12 or 11.13A, and (iv) partial transfers that are permitted under clause 11.4(d), no Member shall or shall permit any of its Affiliates directly or indirectly to transfer Interests unless it and/or its Affiliates (such Member and its Affiliates being the SELLER) transfer all (and not some only) of the Interests held by them (the SELLER'S INTERESTS).

    (b) Notwithstanding anything to the contrary contained in this clause 11, each BTCP Member, CEA Member and GSG Member shall be permitted to transfer any or all of its Interest (i) to the H Member or any of its Affiliates or to any H Group Member, (ii) pursuant to clauses 11.10, 11.12, 11.13, 11.13A, 11.14 and 11.15 hereof and (iii) to the extent permitted under the Members' Agreement.

    (c) In the event that, at any time prior to the expiration of the Initial Period, the Company registers the Interests of any Equity Investor under the Securities Act of 1933, as amended (the SECURITIES ACT) pursuant to
        Section 2.8(b)(i) of the Members Agreement in connection with any exercise of the Second Investor Put Option (as defined in the Members Agreement), then, if at any time prior to the expiration of the Initial Period the ICI Member or any transferee thereof shall be permitted hereunder, subject to applicable laws, to sell any ICI Interests in the public market pursuant to a non-directed broker transaction, then, (i) upon receipt of thirty days prior written notice from the relevant Equity Investor, the ICI Member or such transferee shall refrain from selling any ICI Interests in the public market pursuant to a non-directed broker transaction for a period of ninety consecutive days in any twelve month period and (ii) no such transfer shall be to any Person who, immediately following such transfer, would, together with its Affiliates, own in the aggregate more than 10% of the outstanding Interests.

(d) If a transfer of all of the Seller's Interests is permitted under another provision of this clause 11, the Seller shall be permitted to sell less than all of the Seller's Interests under such provision (i) where each transferee and its Affiliates, if any, also acquiring Units from the Seller, acquire from the Seller a number of Units that represents not less than 5% of the then-outstanding Units or (ii) in any amount of Units as long as the transferee is a Member immediately prior to (and without regard to) such transfer; provided, that nothing in this subclause (d) shall be deemed to limit any rights of the BTCP Member, the CEA Member or the GSG Members under clause 11.4(b).

TRANSFER NOTICE

11.5    (a)    After the end of the Initial Period the H Member and its
Affiliates, any Majority Member and its Affiliates, any 30% Member and its Affiliates and any 15% Member and its Affiliates may transfer its Seller's Interests to a third party, provided that:

(i) if any Seller receives a bona fide third party offer to acquire all of the Seller's Interests, which offer such Seller wishes to accept, then before the Seller makes any transfer of the Seller's Interests, other than a transfer permitted under clause 11.10, the Seller shall first give the Continuing Member notice (a FIRST REFUSAL TRANSFER NOTICE) of the proposed transfer together with details of the proposed Third Party Purchaser, the purchase price and other material terms which the Seller and the Third Party Purchaser have agreed and a certificate that there are no collateral agreements which make the arrangement more favourable to the Third Party Purchaser. A First Refusal Transfer Notice is irrevocable.

(ii) in the event that the Seller shall desire to transfer all of the Seller's Interests, other than a transfer permitted under clause 11.10, it shall first offer such Seller's Interests for acquisition by the Continuing Member by promptly notifying the Continuing Member in writing of such offer (the FIRST OFFER TRANSFER NOTICE), setting forth the terms and conditions of transfer and the price or method of determining such price (the FIRST OFFER PRICE). A First Offer Transfer Notice is irrevocable.

(b) Notwithstanding anything in clauses 11.5 through 11.9 to the contrary and subject to the terms of clauses 11.12, 11.13 and 11.13A, the provisions of clauses 11.5 through 11.9 shall not apply to (i) any transfer by the ICI Member of all or any portion of the ICI Interests,
        (ii) any transfer of all or any portion of the Interests of the H Member that constitute Seller Collateral (as defined in the Option Agreement) in connection with an exercise by the ICI Member of its rights under the Option Agreement and the Seller Security Documents (as defined in the Option Agreement) or (iii) any transfer of all or any portion of the Interests of the H Member that constitute collateral in connection with an exercise by the Agent, for the benefit of the secured parties under the HC Collateral Trust Agreement (each as defined in the Option Agreement), of its rights under any pledge or similar agreement with respect thereto. Pursuant to subpart (x)(i) and subpart (x)(ii), as applicable, of the proviso of clause 11.2, the requisite consents having previously been given by the H Member and the ICI Member, any such transfers are expressly permitted by this clause 11 and, if any such transfer would be subject to clause 11.12, 11.13 or 11.13A, (i) to the extent that any such clause refers to a Transfer Notice given under clause 11.5(a)(i), the ICI Member or the Agent, as the case may be, shall give a transfer notice to the Continuing Members thereunder equivalent to the one that would have been required under clause 11.5(a) and (ii) to the extent that any of the provisions of clauses 11.6 through 11.9 are also referenced in clause 11.12, 11.13 or 11.13A, such referenced provision shall be applicable to the extent set forth in such other clauses.

RIGHT OF CONTINUING MEMBER TO PURCHASE

11.6(a) On receipt of the Transfer Notice, the Continuing Member shall have the right to buy all (but not some only) of the Seller's Interests at the price proposed to be paid by the Third Party Purchaser, in the case of a First Refusal Transfer Notice, or at the First Offer Price in the case of a First Offer Transfer Notice, by giving notice to the Seller within thirty (30) days of receiving the Transfer Notice (the ACCEPTANCE PERIOD). The obligations of the Seller and the Continuing Member to complete the purchase are subject to the provisions of clause 11.7.

(b) For purposes of clauses 11.5 through 11.9 and 11.15, in any case where more than one Continuing Member has the right to buy the Seller's Interests, if any one or more of such Continuing Members gives notice under clause 11.6(a) (each an ELECTING CONTINUING MEMBER), then (x) references to "the Continuing Member" shall be deemed to be references to the electing Continuing Member(s) and (y) the Continuing Member shall be deemed to have exercised its rights to buy under clause 11.6. If, with respect to any particular Transfer Notice, there is more than one electing Continuing

        Member, then each such electing Continuing Member shall be required to purchase a number of the Seller's Interests equal to the aggregate number of the Seller's Interests times a fraction, the numerator of which is the number of Units held by such electing Continuing Member, and the denominator of which is the aggregate number of Units held by all electing Continuing Members.

OBLIGATION TO COMPLETE

11.7 The Continuing Member shall be bound (subject only to any necessary approvals of its shareholders in general meeting and any regulatory approvals) to buy the Seller's Interests on giving the Seller notice that it is exercising its rights under clause 11.6. In such event, completion of the sale and purchase of the Seller's Interests shall take place within sixty (60) days of the giving of the notice of acceptance or, if later, the obtaining of all regulatory approvals and any shareholder approval (unless such approvals have not been obtained within ninety (90) days of the giving of the notice, in which case the Continuing Member's rights shall lapse).

SELLER'S RIGHT TO SELL TO THIRD PARTY PURCHASER

11.8(a)        In the case of a First Refusal Transfer Notice, if the Continuing
        Member does not exercise its rights to buy under clause 11.6 or if completion does not occur as required by 11.7 (other than as a result of any breach of this clause 11 by the Seller), the Seller may (subject to clause 11.9 below) transfer the Seller's Interests on a bona fide arm's length sale to the Third Party Purchaser at a price not less than the purchase price specified in the First Refusal Transfer Notice and on terms, including, without limitation, the absence of collateral arrangements, no more favourable to the Third Party Purchaser than those set out in the First Refusal Transfer Notice provided that the transfer is completed within one-hundred and eighty (180) days after the date of the First Refusal Transfer Notice.

(b) In the case of a First Offer Transfer Notice, if the Continuing Member does not exercise its rights to buy under clause 11.6 or if completion does not occur as required by clause 11.7 (other than as a result of any breach of this clause 11 by the Seller), the Seller shall be free to secure a bona fide offer for all of the Seller's Interests from a third party and transfer the Seller's Interests on a bona fide arm's length sale to such Third Party Purchaser at a price not less than the First Offer Price contained in the First Offer Transfer Notice and on terms, including, without limitation, the absence of collateral arrangements,

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        no more favourable to the third party purchaser than those set out in the First Offer Transfer Notice, provided that the transfer is completed within one hundred and eighty (180) days after the date of the First Offer Transfer Notice.

SALE TERMS

11.9 The sale of any Seller's Interests to the Continuing Member or the Third Party Purchaser shall be on the following terms:

(a) the Seller's Interests will be sold free from all liens, charges and encumbrances and third party rights and together with all rights of any nature attaching to them including all rights to any dividends or other distributions or returns of capital declared, paid or made after the date of the Transfer Notice;

(b) if the buyer is a Third Party Purchaser, it shall take an assignment of, or make available finance on the same terms in place of, any loans, loan capital, borrowings and indebtedness in the nature of borrowing (but excluding, for the avoidance of doubt, any debts incurred in the ordinary course of trade which are at the relevant time outstanding on inter-company accounts) owing at that time from any Associate Group Member to the Seller or any member of its Group;

(c) the Seller shall deliver to the Continuing Member/Third Party Purchaser duly executed transfer(s) in favour of the Continuing Member/Third Party Purchaser, or as it may direct, together with the appropriate Certificate(s) in respect of the Seller's Interests, a certified copy of any authority under which such transfer(s) is/are executed and a power of attorney in favour of a person nominated by the Continuing Member/Third Party Purchaser so as to enable the Continuing Member/Third Party Purchaser to exercise all rights of ownership in relation to the Seller's Interests including, without limitation, voting rights;

(d) against delivery of the transfer(s), the Continuing Member/Third Party Purchaser shall pay the total consideration for the Seller's Interests to the Seller;

(e) the Members shall ensure (insofar as they are able) that the relevant transfer or transfers are registered in the name of the Continuing Member/Third Party Purchaser or as it may direct;

(f) the Seller shall do all such other things and execute all other documents (including any deed) as the Continuing Member/Third Party Purchaser may reasonably request to give effect to the sale and purchase of the Seller's Interests;

(g) if the buyer is a Third Party Purchaser, it shall enter into an agreement with the Continuing Member to be bound (in terms reasonably satisfactory to the Continuing Member) by this Agreement.

In the event of a sale, transfer or other disposition of Interests in accordance with the terms of this clause 11, whether to a Third Party Purchaser, another Member or within a Group (and the admission of a transferee as a Member in accordance with clause 11.11), the person or entity acquiring such Interests shall have the right to exercise all rights and powers of a Member consistent with the Equity Proportion of such person or entity immediately following such acquisition as set forth herein.

INTRA-GROUP TRANSFERS

11.10 Subject to clause 11.11, a Member may at any time transfer any of the Interests held by it to any member of its Group, provided that:

(a) if an undertaking is a Member by virtue of the fact that another Member (the BASE MEMBER) has transferred part (but not all) of the Interests owned by such Base Member to such undertaking pursuant to the preceding sentence, but as a result of a proposed transaction such undertaking will no longer be an Affiliate of such Base Member; or

(b) if as a result of a proposed transaction a Member would cease to be a member of its respective Group then any Interests beneficially owned by such undertaking must be transferred to a member of its respective Group prior to such undertaking's loss of Affiliate status in respect of the Base Member or ceasing to be a member of its respective Group, provided that if such transfer does not occur prior to such loss of status or ceasing to be such a member, the transaction which results in such undertaking losing such status or ceasing to be such a member shall be deemed a transfer which is subject to all of the restrictions in this clause 11.

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ADMISSION OF TRANSFEREE AS MEMBER

11.11 The Company shall not recognise for any purpose any purported transfer of all or part of an Interest in violation of this Agreement. In addition, the Company shall not recognise for any purpose any purported transfer of all or part of an Interest otherwise permitted by this clause 11 unless and until the Company shall have received:

(a) the fully executed and acknowledged written instrument of assignment in respect of such transfer which sets forth a statement of the intention of the Member effecting the transfer that the transferee become a Member;

(b) an adoption agreement in the form of Exhibit A attached hereto, executed by both the Company and the transferee of such Interest;

(c) if required by the Board, an opinion of independent counsel to the Company that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended;

(d) an opinion of independent counsel to the Company that such transfer would not cause the Company to be treated as an association taxable as a corporation for federal income tax purposes; and

(e) reimbursement from the Member effecting the transfer or the transferee for any costs of the transfer incurred by the Company.

Each transfer and, if applicable, admission complying with the provisions of this clause 11.11 shall be effective as promptly as practicable following the Company's receipt of the notification of transfer and the other requirements of this clause 11.11 have been met, at which time the Person to whom such transfer has been made shall be afforded all the rights of and shall be designated as a Member for all purposes hereof. Any Member that transfers its entire Interest in the Company pursuant to the terms hereof shall be deemed to have retired and to have ceased to be a Member as of the effective date of such transfer. For purposes of clauses 3.10, 3.11, 3.12 and 3.13, all allocations between the transferor and transferee of all or part of an Interest for items arising in the month in which the transfer occurs shall be made pro rata based on the number of days in such month each of the transferor and transferee owned the transferred Interest (or part thereof). In the event that the BTCP Member, the CEA Member or either of the GSG Members shall transfer all of its Interests to an un-Affiliated third party in accordance with clause 11 and provided that it shall have complied with this clause 11.11, such un-Affiliated third party shall have all rights provided under this Agreement to the transferring Member (except as otherwise provided in clause 4.16) and all references to such transferring Member herein shall be deemed to be references to such third party transferee; provided, however, that the foregoing shall not apply (i) to any transfer to any Person who is simultaneously acquiring Interests from any of the BTCP Member, the CEA Member or either of the GSG Members under clause 11.12, 11.13 or 11.13A or (ii) where any such transfer is to an existing Member and such existing Member elects (by giving written notice to the Company prior to or in connection with consummation of the transfer) not to accept any such rights or obligations that are peculiar to the Equity Investors.

INITIAL PERIOD TAG-ALONG

11.12 During the Initial Period, where a sale or transfer to a Third Party Purchaser is approved under subpart (x) of the proviso to clause 11.2, the Seller shall give a Transfer Notice corresponding to that applicable under clause 11.5(a)(i) which shall include an offer to each BTCP Member, each CEA Member and each GSG Member from the Third Party Purchaser to buy all the Interests held by such Members on the same terms (including price per Unit) as are set out in the Transfer Notice. The offer shall be expressed to be irrevocable, and open for acceptance by such Member during an Acceptance Period equivalent to that under clause 11.6(a). For purposes of this clause 11.12 and clauses 11.13 and 11.13A, a transfer of Units by a secured party shall be deemed to be a transfer of such Units by the Member who shall have pledged such Units to the secured party. Notwithstanding the foregoing, no Equity Investor shall have any rights under this clause 11.12 in respect of a sale or transfer by another Equity Investor to a Third Party Purchaser.

(a) Each BTCP Member, each CEA Member and each GSG Member, by written notice to the Seller delivered within 10 days after the date of such Transfer Notice, shall be entitled to require the Seller to include in the proposed sale to the Third Party Purchaser in the same transaction all of its Interests (or, if the Seller is selling less than all of its Interests or the prospective transferee is not willing to purchase all of the Interests proposed to be sold by the Seller and the other Members exercising their rights pursuant to this clause 11.12, then the Seller and the other Members participating in such sale shall each be entitled to sell their pro rata portion of the total number of

        Units to be purchased by the proposed transferee computed on the basis of the number of Units proposed to be sold by the Seller and such other Members, as the case may be), on the same terms and conditions set forth in the Transfer Notice, provided that each other Member participating in such sale shall only be required to give representations and warranties to the Third Party Purchaser concerning its ownership of such Interests and its authority to transfer such Interests, the indemnity obligation, if any, of each other Member participating in such sale shall be limited to the lesser of its pro rata share of any indemnity payment to be made to the Third Party Purchaser and the proceeds it receives from the sale of its Interests, and neither the Seller nor any other Member participating in such sale shall receive any compensation or other consideration in connection with such sale unless such other compensation or consideration is shared pro rata with each Member participating in such sale. The Seller shall not be permitted to sell its Interests unless it obtains the agreement of the prospective transferee(s) to the participation of the other Members in any contemplated transfer.

(b) Following its compliance with the foregoing, the Seller and other Members who have elected to participate in the contemplated transfer may, within 120 days after the expiration of the 10-day period referenced above, transfer all of the Units specified in the Transfer Notice to the transferee(s) specified in the Transfer Notice at a price not less than the price per Unit specified in the Transfer Notice and on other terms no less favourable to the transferors in any material respect than the terms specified in Transfer Notice.

(c) The Seller shall, subject to the Members participating in such sale giving confidentiality undertakings reasonably acceptable to the Seller, use its best efforts to give the Members participating in such sale reasonable access to all documents and information in the Seller's possession or under its custody and control to the extent that they:

         (i) relate to the intended transfer of the Seller's Interests to the Third Party Purchaser; and

         (ii) are required by the Member participating in such sale (acting reasonably) in connection with negotiations and discussion with the Third Party Purchaser.

POST-INITIAL PERIOD TAG-ALONG (1)

11.13 After the Initial Period, the Seller (subject to clause 11.13A where (x) the Seller is an H Member or any of its Affiliates or an H Group Member, (y) the Seller is the Majority Member or any of its Affiliates and the number of Units to be transferred by the Seller exceeds 50% of the then-outstanding Units or (z) the Seller is an Applicable H Transferee or any of its Affiliates) shall use all reasonable endeavours (but without involving any financial obligation on its part) to ensure that the Transfer Notice which it gives under clause 11.5(a)(i) is accompanied by an offer to the Continuing Member(s) from the Third Party Purchaser to buy all the Interests held by the Continuing Members on the same terms (including price per Unit) as are set out in the Transfer Notice. The offer shall be expressed to be irrevocable, and open for acceptance by the Continuing Members during the Acceptance Period. If the Transfer Notice is not accompanied by such an offer:

(a) the Acceptance Period for the purposes of clause 11.6 shall, notwithstanding the terms of clause 11.6, be extended to a period of ninety (90) days from the date of receipt of the Transfer Notice;

(b) the Seller shall use all reasonable endeavours during the extended Acceptance Period (but without involving any financial obligation on its part) to ensure that:

         (i) the Third Party Purchaser makes an offer to the Continuing Member in the terms of this clause; and

         (ii) the Continuing Members may participate fully at their own expense in all negotiations and discussions relating to the offer between the Seller and the Third Party Purchaser or their respective agents;

(c) the Seller shall, subject to the Continuing Members giving confidentiality undertakings, use its reasonable endeavours to give the Continuing Members reasonable access to all documents and information in the Seller's possession or under its custody and control to the extent that they:

         (i) relate to the intended transfer of the Seller's Interests to the Third Party Purchaser; and

         (ii) are required by the Continuing Members (acting reasonably) in connection with negotiations and discussions with the Third Party Purchaser.

In the case of a proposed sale by the Seller to a Third Party Purchaser pursuant to clause 11.8(b), the Seller shall use all reasonable endeavours (on a basis corresponding to that set out in the preceding provisions of this clause 11.12) to ensure that the Third Party Purchaser shall offer to buy the Interests held by the Continuing Members on the same terms (including price per Unit) as are applicable to the Seller's Interests being sold by the Seller.

POST-INITIAL PERIOD TAG-ALONG (2)

11.13A         After the Initial Period, in the case where (x) the Seller is an
H Member or any of its Affiliates or an H Group Member, (y) the Seller is the Majority Member or any of its Affiliates and the number of Units to be transferred by such Majority Member and its Affiliates exceeds 50% of the then-outstanding Units or (z) the Seller is an Applicable H Transferee or any of its Affiliates, the Seller shall include in the Transfer Notice which it gives under clause 11.5(a)(i) an offer to each Continuing Member from the Third Party Purchaser to buy all the Interests held by such Members on the same terms (including price per Unit) as are set out in the Transfer Notice. The offer shall be expressed to be irrevocable, and open for acceptance by such Member during the Acceptance Period.

(a) Each Continuing Member, by written notice to the Seller delivered within 10 days after the date of such Transfer Notice, shall be entitled to require the Seller to include in the proposed sale to the Third Party Purchaser in the same transaction all of its Interests (or if the Seller is selling less than all of its Interests or the prospective transferee is not willing to purchase all of the Interests proposed to be sold by the Seller and such other Members exercising their rights pursuant to this clause 11.13A, then the Seller and such other Members participating in such sale shall each be entitled to sell their pro rata portion of the total number of Units to be purchased by the proposed transferee computed on the basis of the number of Units proposed to be sold by the Seller and such other Members, as the case may be; PROVIDED, HOWEVER, that in the event that (i) the Seller is an H Member or any of its Affiliates, or an H Group Member, or an Applicable H Transferee or any of its Affiliates and (ii) any Continuing Member other than the BTCP Member, the CEA Member or either GSG Member (each a "Private Equity Member") exercises its rights under this clause 11.13A, then in no event shall the number of Units that any of the Private Equity Members shall be entitled to sell under this clause be less than the number of Units that such Private Equity Member would have been entitled to sell hereunder if no Continuing Member had exercised its rights hereunder (other than those of the Private Equity Members that are actually exercising their rights hereunder at such time)), on the same terms and conditions set forth in the Transfer Notice, provided, that each such other Member participating in such sale shall only be required to give representations and warranties to the Third Party Purchaser concerning its ownership of such Interests and its authority to transfer such Interests, the indemnity obligation, if any, of each such other Member participating in such sale shall be limited to the lesser of its pro rata share of any indemnity payment to be made to the Third Party Purchaser and the proceeds it receives from the sale of its Interests and neither the Seller nor any such other Member participating in such sale shall receive any compensation or other consideration in connection with such sale unless such other compensation or consideration is shared pro rata with each Member participating in such sale. The Seller shall not be permitted to sell its Interests unless it obtains the agreement of the prospective transferee(s) to the participation of the other Members in any contemplated transfer.

(b) Following its compliance with the foregoing, the Seller and such other Members who have elected to participate in the contemplated transfer may, within 120 days after the expiration of the 10-day period referenced above, transfer all of the Units specified in the Transfer Notice to the transferee(s) specified in the Transfer Notice at a price not less than the price per Unit specified in the Transfer Notice and on other terms no less favourable to the transferors in any material respect than the terms specified in the Transfer Notice.

(c) The Seller shall, subject to the Members participating in such sale giving confidentiality undertakings reasonably acceptable to the Seller use its best efforts to give the Members participating in such sale reasonable access to all documents and information in the Seller's possession or under its custody and control to the extent that they:

         (i) relate to the intended transfer of the Seller's Interests to the Third Party Purchaser; and

         (ii) are required by the Member participating in such sale (acting reasonably) in connection with negotiations and discussion with the Third Party Purchaser.

DRAG-ALONG

11.14   (a)    Subject to any rights of the ICI Member under clauses 11.2,
11.5 and 11.14(b), in the event that the Equity Proportion of the H Group is greater than 50% and H elects to transfer or cause the transfer of all of the Interests held by the H Group to an un-Affiliated third party (a DRAG-ALONG TRANSFER), H shall have the right but not the obligation (a DRAG-ALONG RIGHT) to require any or all of the other Members, including without limitation the ICI Member, the BTCP Member, the CEA Member and the GSG Members, to transfer the Interests held by it to the Third Party Purchaser of the Interests held by the H Group at the same price per Interest and upon the same terms (including, without limitation, the same form or forms of consideration) and subject to the same conditions applicable to the acquisition by such Third Party Purchaser of the Interests held by the H Group; provided, however, that H shall not have any right under this clause 11.14 at any time following a "Change of Control" as defined in the Indenture, dated as of June 30, 1999, as amended and restated as of August 2, 1999, by and between the Company and Bank One, N.A., in effect as of the date hereof, pursuant to which the Company issued its 13.375% Senior Subordinated Discount Notes. For this purpose:

               (i) If H desires to exercise its Drag-Along Right, it shall give written notice to the other Member or Members that H requires transfer all of their Interests (the DRAG-ALONG NOTICE) of the proposed Drag-Along Transfer giving rise to the Drag-Along Right at least 30 days prior to the proposed consummation of such Drag-Along Transfer (the date of such notice being referred to as the DRAG-ALONG NOTICE DATE), setting forth (i) the name and address of the proposed Third Party Purchaser of the Interests,
               (ii) the proposed amount and form of consideration and terms and conditions of payment offered by such purchaser, (iii) the date and time of the proposed closing of the transfer of the Interests by the H Group and (iv) a certificate that there are no collateral agreements which make the arrangement more favourable to the H Group than to such other Members. Promptly after receipt of the Drag-Along Notice, each such Member shall, and shall cause each Affiliate of such Member owning Interests to, execute a sales agreement with the Third Party Purchaser of the Interests, which sales agreement shall contain usual and customary terms, provisions, representations and conditions, and each such Member and/or any Affiliate of such Member owning Interests shall be obligated to transfer, or cause the transfer of, the Interests held by such Member to the Third Party Purchaser on the terms set forth in the Drag-Along Notice.

         (ii)  The closing of any transfer of Interests pursuant to this clause
               11.14 shall take place on the date specified in the notice provided pursuant to clause 11.14(a) or such later date as H may specify. At such closing, the Third Party Purchaser shall remit to each such Member the consideration (including a certified check for the cash portion, if any, of such consideration) for the total sales price of the Interests sold by such Member and/or its Affiliates pursuant hereto, against delivery by each such Member (and each Affiliate of such Member, as applicable) of certificates representing such Interests, duly endorsed or with duly executed stock powers and the compliance by each such Member (and Affiliate of such Member, as applicable) with any other terms and conditions to closing generally applicable to the H Group. Each such Member agrees that at the closing described in this clause 11.14(b), the Interests held by any such Member and/or Affiliate of such Member will be delivered to the third party purchaser free and clear of any and all liens, charges, encumbrances and third party rights and together with all rights of any nature attaching to them including all rights to any dividends or other distributions or returns of capital declared, paid or made after the date of the Drag-Along Notice.

(b) Until the earlier of (x) such time as all of H's obligations in respect of the purchase of the ICI Interests under the Option Agreement shall have been satisfied or (y) such time as all of H's obligations, if any, in respect of the Termination Payment shall have been satisfied, H shall not be able to require the ICI Member to transfer its Interests to the Third Party Purchaser of the Interests held by the H Members pursuant to this clause 11.14 unless the price per Interest and the other terms (including, without limitation, the form or forms of consideration) shall be the same as would have been applicable under the Option Agreement for the purchase by H of the Interests held by the ICI Member on the date of the proposed Drag-Along Transfer. From such time as all of H's obligations, if any, in respect of the Termination Payment shall have been satisfied until 12 months thereafter, H shall not be able to require the ICI Member to transfer its Interests to the Third Party Purchaser of the Interests held by the H Member pursuant to this clause 11.14 unless (i) the price per Interest payable to the ICI Member shall be not less than the price per Interest resulting from the Fair Market Value (as defined in the Option Agreement) used in determining the amount of the Termination Payment and
        (ii) the form of consideration shall be cash.

REGULATORY TRANSFER

11.15(a)       Notwithstanding any other provision of this Agreement to the contrary, in the event that any Regulated Member or any Affiliate thereof shall reasonably determine that if such Regulated Member or such Affiliate shall continue to hold some or all of the Interests or any other equity securities of the Company held by it, there is a likelihood that such ownership will result in a Regulatory Problem, such Regulated Member or such Affiliate shall convert any or all of its voting Interests to an Equivalent Non-Voting Security. In the event that after such conversion there is still a likelihood of there resulting in a Regulatory Problem for such Regulated Member, then such Regulated Member shall be entitled to provide the Continuing Members a First Offer Transfer Notice and to initiate the procedures contemplated by clauses 11.6, 11.7, 11.8(b) and 11.9 (in each case as modified hereby), provided that if no Continuing Member exercises its rights under clause 11.6, then such Regulated Member shall use its best efforts to sell, exchange or otherwise dispose of such Interests in a prompt and orderly a manner to a Permitted Purchaser (as defined below) in the time allotted under applicable law and, prior to complying with its obligations under the next sentence, such Regulated Member shall not be permitted to sell, exchange or otherwise dispose of its Interests to any Person who is not a Permitted Purchaser. If, after so using its best efforts, such Regulated Member cannot locate a willing buyer (at a price not less than the First Offer Price contained in the First Offer Transfer Notice and on terms, including, without limitation, the absence of collateral arrangements, no more favorable to the third party purchaser than those set out in the First Offer Transfer Notice) who is a Permitted Purchaser, then such Regulated Member shall provide the Continuing Members a new First Offer Transfer Notice, together with a notice that such Regulated Member has not located a Permitted Purchaser on such terms and, if no

Continuing Member exercises its rights under clause 11.6 with respect to such subsequent First Offer Transfer Notice (subject to the procedures contemplated by clauses 11.6, 11.7, 11.8(b) and 11.9 (in each case as modified hereby)), such Regulated Member shall be entitled to sell, exchange or otherwise dispose of its Interests to a Person who is not a Permitted Purchaser. If such Regulated Member is unable to locate a purchaser at a price not less than the First Offer Price contained in the subsequent First Offer Transfer Notice and on terms, including, without limitation, the absence of collateral arrangements, no more favorable to the third party purchaser than those set out in the subsequent First Offer Transfer Notice, such Regulated Member shall be entitled to repeat the procedures set forth in the preceding sentence until such Regulated Member is able to sell, exchange or otherwise dispose of its Interests. For purposes of this clause 11.15, a PERMITTED PURCHASER means any Person who is not (i) a competitor, customer or supplier of any Associate Group Member or (ii) an Affiliate of a competitor, customer or supplier of any Associate Group Member. Notwithstanding anything herein to the contrary, if any Regulated Member provides a First Offer Transfer Notice under this clause 11.15(a), no Continuing Member (other than the H Member) shall have any right to purchase the Interests to be sold or transferred by such Regulated Member and its Affiliates pursuant to this clause 11.15(a) if the H Member elects to exercise the purchase rights granted under this clause 11.15(a).

(b) In connection with clause 11.15(a), if requested by such Regulated Member, the Company shall cooperate with such Regulated Member or such Affiliate in (i) disposing of such securities to a third party or (ii) exchanging all or any portion of such voting securities on a share-for-share basis for an Equivalent Non-Voting Security. Without limiting the foregoing, at the request of a Regulated Member or such Affiliate, the Company shall provide (and authorise such Regulated Member or such Affiliate to provide) financial and other information concerning the Company to any prospective purchaser of such securities owned by such Regulated Member or such Affiliate reasonably required in order to effectuate the foregoing. The Company shall not be required to provide any such information unless the recipient thereof signs a confidentiality agreement reasonably satisfactory to the Company and the provision of such information is not prohibited by applicable law.

TAX MATTERS

12. Each Member agrees to co-operate, and ensure that its Subsidiaries co-operate, to such extent as may be reasonably requested in connection with the making of any returns, claims or elections for taxation purposes:

(a) by the other Member in relation to the taxation affairs of any member (or former member) of its Group for any period ending before Closing; or

(b) by the Company (or any other Associate Group Member) in relation to the taxation affairs of the Associate Group.

FURTHER ASSURANCES

EXERCISE OF RIGHTS AND POWERS

13.1 Each Member agrees with the other to exercise, so far as it is able, all rights and powers (direct or indirect) available to it in relation to any member of the Associate Group (including any director, manager or officer of any Associate Group Member) to ensure that the provisions of this Agreement are completely and punctually fulfilled, observed and performed and generally that full effect is given to the principles set out in this Agreement.

PERFORMANCE BY GROUP MEMBERS

13.2 Each Member shall procure (in respect of any member of its Group which is not wholly-owned, only insofar as it is able) that the members of its Group perform all obligations under this Agreement which are expressed to relate to members of its respective Group (whether as Members or otherwise).

The liability of a Member under this clause 13.2 shall not be discharged or impaired by any amendment to or variation of this Agreement or the Contribution Agreement, any release of or granting of time or other indulgence to any of its Subsidiaries or any third party or any other act, event or omission which but for this clause would operate to impair or discharge the liability of such Member under this clause 13.2.

NON-ASSIGNMENT

14. Neither Member nor any member of its Group may assign any of its rights or obligations under this Agreement in whole or in part otherwise than pursuant to a transfer of Interests in accordance with the terms of this Agreement.

WAIVER OF RIGHTS

15. No waiver by a Member of a failure by the other Member to perform any provision of this Agreement operates or is to be construed as a waiver in respect of any other failure whether of a like or different character.

AMENDMENTS

16. No variation of this Agreement (or of any of the documents referred to in this Agreement) shall be valid unless it is in writing and signed by or on behalf of each of the Members; provided, however, that (i) any variation of this Agreement (or of any of the documents referred to in this Agreement) that is not signed by or on behalf of any or all of the BTCP Member, the CEA Member, the GSG Members or any Other Member shall nevertheless be valid so long as such variation does not materially and adversely affect the rights attributable to the Interests of whichever of BTCP, CEA, the GS Funds or any such Other Member has not signed such variation and (ii) notwithstanding clause
(i), no variation of clause 3.2(c), 11.15 or 29 (or the related definitions) shall be valid with respect to the BTCP Member or the CEA Member unless such Member has signed such variation. The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

INVALIDITY

17. If any provision of this Agreement is or is held to be invalid or unenforceable, then so far as it is invalid or unenforceable it has no effect and is deemed not to be included in this Agreement. This shall not invalidate any of the remaining provisions of this Agreement. The Members shall then use all reasonable endeavours to replace the invalid or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

ENTIRE AGREEMENT

18.1 This Agreement (together with the Contribution Agreement, the Subscription Agreement and the other agreements referred to in the Contribution Agreement, the Subscription Agreement and this Agreement) (together the AGREEMENTS) sets out the entire agreement and understanding between the Members with respect to the subject matter of it, provided that between and among the BTCP Member, the CEA Member, each of the GSG Members and the H Member, the Agreements shall also include the Members' Agreement.

18.2 No Member has relied or has been induced to enter into this Agreement in reliance on any representation, warranty or undertaking which is not set out or referred to in any of the Agreements.

18.3 No Member shall be liable to the other for any misrepresentation or untrue statement which is not set out or referred to in any of the Agreements.

18.4           Liability for fraudulent misrepresentation is not excluded.

SUPREMACY OF THIS AGREEMENT

19. If the provisions of this Agreement conflict with the constitutional documents of any Associate Group Member, the provisions of this Agreement shall prevail as between the Members. The Members shall:

(a) exercise all voting and other rights and powers available to them to give effect to the provisions of this Agreement; and

(b) (if necessary and subject to the terms of the Financing Agreements and applicable law) ensure that any required amendment is made to the constitutional document of the Company or any Associate Group Member.

STANDARD OF CARE; INDEMNIFICATION

20. In carrying out his duties, a Manager or officer of the Company shall not be liable to the Company or to any Member for any actions taken in good faith and reasonably believed by the Manager or officer to be in, or not opposed to, the best interests of the Associate Group, or for errors of judgement, neglect or omission; provided, however, that a Manager or officer shall be liable for his wilful misconduct or gross negligence. Each

Manager and officer (individually an "Indemnitee") shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and disbursements), judgements, fines, settlements and all other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of his status as a Manager or officer, or his management of the affairs of the Company, or which relate to the Company, its property, business or affairs, whether or not the Indemnitee continues to be a Manager or officer at the time any such liability or expense is paid or incurred, if the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Associate Group, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct to be unlawful; provided that no Indemnitee shall be entitled to indemnification if it shall be finally determined that such Indemnitee's act or omission constituted wilful misconduct or gross negligence. Expenses (including legal fees and disbursements) incurred in defending any proceeding shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified by the Company as authorized hereunder.

DISSOLUTION AND WINDING UP

DISSOLUTION

21.1 The Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(a)     the determination of all of the Members to dissolve the Company;

(b) the sale or other disposition of all or substantially all of the assets of the Company in one transaction or a series of related transactions; or

(c)     the occurrence of any event causing a dissolution of the Company under
        Section 18-801 of the Delaware Act, unless the Company is continued as permitted under the Delaware Act.

WINDING UP

21.2 If the Company is dissolved pursuant to clause 21.1, the Managers, or if there is no remaining Manager, such person as is designated by the Members (the remaining Managers or such person being herein referred to as the "Liquidator"), shall proceed to wind up the business and affairs of the Company upon such terms, price and conditions as are determined by the Liquidator in accordance with the terms hereof and the requirements of the Delaware Act. A reasonable amount of time shall be allowed for the period of winding up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of Company assets. This Agreement shall remain in full force and effect and continue to govern the rights and obligations of the Members and Managers and the conduct of the Company during the period of winding up the Company's affairs. The Liquidator, if other than a Manager, shall have and may exercise, without further authorization or consent of Members, all of the powers conferred upon the Managers under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Company. The Liquidator shall liquidate the assets of the Company, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(a) to creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or by the establishment of reserves of cash or other assets of the Company for contingent liabilities in amounts, if any, determined by the Liquidator to be appropriate for such purposes), other than liabilities for distributions to Members and former Members under Sections 18-601 or 18-604 of the Delaware Act;

(b) to Members and former Members in satisfaction of liabilities for distributions under 18-601 or 18-604 of the Delaware Act; and

(c) thereafter to the Member or, if the Company has more than one Member, to Members in proportion to the positive balances of their respective Capital Accounts (determined after allocating all income, gain, deduction, loss and other like items arising in connection with the liquidation of Company assets and otherwise making all capital account adjustments required by clause 3.10 hereof) PROVIDED that, for purposes of making liquidating distributions pursuant to this clause 21.2(c), the Capital Accounts of each of the BTCP Member and the CEA Member and, solely for purpose of avoidance of doubt, any of their assignees and transferees (and any other Member treated in the same manner as the BTCP Member and the CEA Member pursuant to the last sentence of clause 3.11(d)) shall be treated as if they were increased by the amount, if any, that (i) the amount of income allocated pursuant to clause 3.11(d)(i) to the H Member, the ICI Member and the GSG Members for all Financial Years of the Company (including the Company's final Financial Year) in respect of income which would otherwise have been allocated to the BTCP Member or the CEA Member (or such other Member), as the case may be, exceeds (ii) the aggregate amount of income allocated pursuant to clause 3.11(d)(ii) to the BTCP Member or the CEA Member (or such other Member), as the case may be, for all Financial Years of the Company (including the Company's final Financial Year), and the Capital Accounts of the other Members shall be treated as if they were decreased pro rata by the amount of such excess.

21.3 Notwithstanding the provisions of clause 21.2 which require the liquidation of the assets of the Company, if on dissolution of the Company, the Liquidator determines that a prompt sale of part or all of the Company's assets would be impractical or would cause undue loss to the value of Company assets, the Liquidator may defer for a reasonable time (up to three (3) years) the liquidation of any assets, except those necessary to timely satisfy liabilities of the Company (other than those to Members), and/or may distribute to the Members, in lieu of cash, as tenants in common undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such in-kind distributions shall be made in accordance with the priorities referenced in clause 21.2 as if cash equal to the fair market value of the distributed assets were being distributed. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any joint operating agreements or other agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable methods of valuation as it may adopt. The liquidating distributions to be made pursuant to this clause 21 shall be made within the time set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). Notwithstanding the foregoing, if any Regulated Member shall reasonably determine that the receipt by such Regulated Member of any property or other non-cash items distributed in-kind pursuant to this clause 21 shall result in a Regulatory Problem for such Regulated Member, then all reasonable steps shall be taken to arrange matters so that such Regulated Member shall be entitled to receive other consideration (including cash) which would not cause a Regulatory Problem in lieu of distributions in-kind made pursuant to this clause 21 equal to such Regulated Member's allocable share of the fair market value of such consideration.

CANCELLATION OF CERTIFICATE OF FORMATION

21.4 Upon the completion of the distribution of Company property as provided in clauses 21.2 and 21.3, the Company shall be terminated, and the Liquidator shall cause the cancellation of the Certificate of Formation and all qualifications of the Company as a foreign limited liability company and shall take such other actions as may be necessary to terminate the Company.

DEFICIT CAPITAL ACCOUNTS

21.5 Notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the Capital Account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement, upon dissolution of the Company or at any other time such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute any amount to the Company to increase such Member's Capital Account.

LIMITATION OF LIABILITY

22. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Manager or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Manager and/or officer.

NOTICES

NOTICES

23.1 Any notice or other communication to be given by one Member to another under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the Member giving it. It shall be served by sending it by fax to the number set out in clause 23.2 or, with respect to any newly-admitted Member, in the Adoption Agreement for such Member, or delivering it by hand, or sending it by pre-paid recorded delivery or registered post, to the address set out in clause 23.2 or, with respect to any newly-admitted Member, in the Adoption Agreement for such Member, and in each case marked for the attention of the relevant Member set out in clause 23.2 or, with respect to any newly-admitted Member, in the Adoption Agreement for such Member (or as otherwise notified from time to time in accordance with the provisions of this clause 23). Any notice so served by hand, fax or post shall be deemed to have been duly given:

(a)     in the case of delivery by hand, when delivered;

(b)     in the case of fax, at the time of transmission;

(c) in the case of prepaid recorded delivery or registered post, at 10am on the second Business Day following the date of posting provided that in each case where delivery by hand or by fax occurs after 6pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

References to time in this clause are to local time in the country of the addressee.

23.2 The addresses and fax numbers of the Members for the purpose of clause 23.1 are as follows:

ICI ALTA INC.

Address:                               1000 Uniqema Blvd.
                                       New Castle
                                       Delaware 19720 USA

Fax:                                   (302) 574 1178

For the attention of:                  Secretary

                                       (A separate copy to Company Secretary
                                       of ICI plc on (44) 171 834 2042).

HUNTSMAN SPECIALTY CHEMICALS CORPORATION

Address:                               500 Huntsman Way
                                       Salt Lake City
                                       Utah 84108 USA

Fax:                                   (801) 584 5781

For the attention of:                  Peter R Huntsman
                                       (A separate copy to General Counsel on
                                       001 801 584 5782)

BTCP

Address:                               DB Capital Investors, L.P.
                                       31 West 52nd Street, 26th Floor
                                       New York, NY 10019

Fax:                                   (646) 324-7842

With a copy to:                        White & Case L.L.P
                                       1155 Avenue of the Americas
                                       New York, New York 10036

Fax:                                   (212) 354 8113

For the attention of:                  John M. Reiss

CEA

Address:                               J.P. Morgan Partners (BHCA), L.P.
                                       C/o J.P. Morgan Partners, LLC

                                       1221 Avenue of the Americas
                                       New York, NY 10020

Fax:                                   (212) 899 3401

For the attention of:                  Timothy Walsh

With a copy to:                        O'Sullivan LLP
                                       30 Rockefeller Plaza
                                       New York, New York 10112

Fax:                                   (212) 408 2420

For the attention of:                  Ilan S. Nissan

GSG GROUP

Address:                               c/o The Goldman Sachs Group, Inc.
                                       10 Hanover Square
                                       New York, New York 10005

Fax:                                   (212) 902 3325

For the attention of:                  Chief Financial Officer


With copies to:                        The Goldman Sachs Group, Inc.
                                       85 Broad Street - 11th floor
                                       New York, New York 10004

Fax:                                   (212) 902 3876

For the attention of:                  Gail Berney, Esq.

                                       Fried, Frank, Harris, Shriver & Jacobson
                                       One New York Plaza
                                       New York, New York 10004

Fax:                                   (212) 859 4000

For the attention of:                  F. William Reindel, Esq.

23.3 A Member may notify the other Members to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of this clause 23, provided that, such notice shall only be effective on:

(a) the date specified in the notice as the date on which the change is to take place; or

(b) if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date following five (5) Business Days after notice of any change has been given.

SETTLEMENT OF DISPUTES

24.1 In the event that any dispute arises in connection with this Agreement (the DISPUTE), the Members shall use all reasonable endeavours to resolve the Dispute on an amicable basis before pursuing any other remedies available to them.

24.2 If the Members are unable to resolve the Dispute on an amicable basis, any Member may serve formal written notice on the other(s) that a Dispute has arisen. If the relevant Members are unable to resolve the Dispute within a period of thirty (30) days from the service of such notice, then the Dispute shall be referred to the respective Chairmen of the ultimate parent company of each Member (other than the Equity Investors) and the Head of Private Equity (in the case of BTCP), the President of JPMP Capital Corp. (in the case of CEA) and the Chief Financial Officer of GSG (in the case of the GS Funds).

24.3 In the event that the Dispute is not resolved by the relevant parties referred to in clause 24.2 within sixty (60) days of service of such notice, then the Dispute shall be resolved under clauses 24.4;

JURISDICTION

24.4 Each Member agrees that the courts of Delaware (either State or Federal) are to have exclusive jurisdiction to settle any Dispute (including claims for set-off and counterclaim) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by this Agreement or otherwise arising in connection with this Agreement. For such purposes each Member irrevocably submits to the jurisdiction of such courts.

24.5 No Member shall commence any court proceedings unless and until the Members have complied with clauses 24.2 and 24.3, save that no Member shall be required to do so where that Member seeks urgent interlocutory or injunctive relief.

COUNTERPARTS

25. This Agreement may be executed in any number of counterparts and by the Members to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

GOVERNING LAW

26. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the conflicts of law rules thereof.

MISCELLANEOUS

NO RIGHT TO WITHDRAW

27.1 No Member shall have the right to resign or withdraw from the Company.

COMPANY PROPERTY

27.2 No real or other property of the Company shall be deemed to be owned by any Member individually, but shall be owned by and title shall be vested solely in the Company. The interests of the Members in the Company shall constitute personal property.

WAIVER OF PARTITION

27.3 Each of the Members hereby irrevocably waives any and all rights that such Member may have to maintain any action for partition of any of the Company's property.

LEGENDS

28.4(a) Each certificate representing an Interest issued prior to the date hereof shall contain a legend substantially in the form set forth in the 1999 Agreement, and each certificate representing an Interest issued after the date hereof shall contain a legend substantially in the form of the following:

        THE INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND RESTRICTIONS ON TRANSFER SET FORTH IN, THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT FOR HUNTSMAN INTERNATIONAL HOLDINGS LLC (THE "COMPANY"), DATED DECEMBER 20, 2001 COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY, AND SUCH INTERESTS ARE HELD AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, ENCUMBERED, OTHERWISE GRANTED AS SECURITY, OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. SUCH LIMITED LIABILITY COMPANY AGREEMENT CONTAINS TRANSFER RESTRICTIONS, INCLUDING WITHOUT LIMITATION, "RIGHT OF FIRST REFUSAL" AND "RIGHT OF FIRST OFFER" RESTRICTIONS WITH RESPECT TO SUCH INTERESTS.

(b) In addition to the legend required under clause 28.4(a), each Member agrees that, if legal counsel to the Company deems appropriate, each certificate representing Interests also shall bear a legend in substantially the following form:

        THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED

        OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

CERTAIN REGULATORY PROVISIONS

29. The Company shall not redeem, purchase, acquire or take any other action affecting outstanding Interests if, after giving effect to such redemption, purchase, acquisition or other action, a Regulated Member would own or control more than 4.9% of any class of voting securities of the Company (other than any class of voting securities which is (or is made prior to any such redemption, purchase, acquisition or other action) convertible into an Equivalent Non-Voting Security) or more than 24.9% of the total equity of the Company or more than 24.9% of the total value of all equity interests of the Company (in each case determined by assuming such Regulated Member (but no other Member) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities) unless the Company gives written notice (the DEFERRAL NOTICE) of such action to each Regulated Member. The Company will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action permitted under this Agreement for a period of twenty (20) days (the DEFERRAL PERIOD) after giving the Deferral Notice in order to allow each Regulated Member to determine whether it wishes to convert or take any other action otherwise permitted under this Agreement (including the sale of such Interests pursuant to clause 11.15 hereof) with respect to the Interests it owns, controls or has the power to vote, and if any such Regulated Member then elects to convert any Interests, it shall notify the Company in writing within ten (10) days of the issuance of the Deferral Notice, in which case the Company shall (i) promptly notify from time to time prior to the end of such 20-day period each other Regulated Member holding Interests of each proposed conversion, and (ii) effect the conversions requested by all Regulated Members in response to the notice issued pursuant to this clause 29 at the end of the Deferral Period. Upon complying with the procedures hereinabove set forth in this clause 29, the Company may, subject to clause 4.7, so convert or directly or indirectly redeem, purchase or otherwise acquire any Interests or any other class of equity securities of the Company or take any other action affecting the voting rights of such Interests.

AS WITNESS this Agreement has been signed by the duly authorized representatives of the Members the day and year first before written.

                                    EXHIBIT A

                           FORM OF ADOPTION AGREEMENT

This Adoption Agreement (ADOPTION) is executed by the undersigned entity (NEW MEMBER) pursuant to the terms of that certain Second Amended and Restated Limited Liability Company Agreement (the AGREEMENT) of Huntsman International Holdings LLC (the COMPANY) dated December 20, 2001. By the execution of this Adoption, the New Member agrees as follows:

1. Adoption. The New Member hereby agrees to be bound by the terms and conditions of the Agreement to the same extent as if the New Member had executed the Agreement as an original Member thereto. [From and after the date hereof, all references in the Agreement to the [transferring Member(s)] shall be deemed to be references to the New Member.](1) Nothing contained herein shall be deemed to relieve the transferring Member from any liability or obligation incurred prior to the effective date of such transfer.

2. Notice. Any notice required as permitted by the Agreement shall be given to the Member at the address listed below Member's signature below.

3. Capitalised terms used in this Adoption not otherwise defined have the meaning given in the Agreement.

EXECUTED AND DATED this _____ day of __________

Member:

By:
   ------------------------------------
Name:
Title:

Address:
-------------------------------------------------------------------------------

(1) This sentence to be included only if (i) Seller is an Equity Investor selling all of its original units and (ii)(x) the buyer is not otherwise a Member (e.g., if the Equity Investor is selling under its tag-along rights), or (y) the buyer is a Member prior to giving effect to the transfer and the buyer does not elect not to accept the rights and obligations associated with status as an Equity Investor.

Attention:
Telecopy:

Agreed to and accepted by the Company:

Company

HUNTSMAN INTERNATIONAL HOLDINGS LLC

By:
   ------------------------------------
Name:
Title:

                                    EXHIBIT B

                          CERTIFICATE FOR INTERESTS IN
                       HUNTSMAN INTERNATIONAL HOLDINGS LLC
                      A Delaware Limited Liability Company

Certificate No. ___
           No. of Units ___

                      Huntsman International Holdings LLC,
                    a Delaware limited liability company (the
                        "Company"), hereby certifies that

                                [NAME OF MEMBER]

(the "Holder") is the registered owner of ___ Units of limited liability company Interest in the Company ("Interests"). The Interests represented by this Certificate are subject to the terms and conditions of, and restrictions on transfer set forth in, the Second Amended and Restated Limited Liability Company Agreement for the Company, dated December 20, 2001, (as amended from time to time, the "Company Agreement"), copies of which are on file with the Secretary of the Company, and such Interests are held and may not be sold, assigned, transferred, pledged, hypothecated, encumbered, otherwise granted as security, or otherwise disposed of except in accordance therewith. The Company Agreement contains transfer restrictions, including, without limitation, "right of first refusal" and "right of First Offer" restrictions with respect to such Interests.

               The Holder, by accepting this Certificate, is deemed to have agreed to become a Member of the Company, if admitted as such in accordance with the terms of the Company Agreement, and to have agreed to comply with and be bound by, the Company Agreement.

               This Certificate and the Interest(s) evidenced hereby are transferable only in accordance with the terms of the Company Agreement (subject to the limitations on transfer therein contained). No Interest(s) may be transferred unless and until this Certificate, or a written instrument of transfer satisfactory to the Company, is duly endorsed or executed for transfer by the Holder or the Holder's duly authorized attorney, and this Certificate (together with any separate written instrument of transfer) is delivered to the Company for registration of transfer.

               THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER PROVIDES EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH OFFER,

SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

ATTEST:                                     HUNTSMAN INTERNATIONAL HOLDINGS LLC

                                            By
-------------------------------               --------------------------------
Secretary                                     Chief Executive Officer

Dated: ____________

                             ASSIGNMENT OF INTEREST

               FOR VALUE RECEIVED, the undersigned (the "Assignor"), hereby assigns, conveys, sells and transfers unto:

--------------------------------------------------------------------------------

                 Please print or typewrite Name and Address of Assignee

____________________________________ Please insert Social Security or other
                                     Taxpayer Identification Number of Assignee

______________ Units of Interest evidenced by this Certificate. Assignor irrevocably constitutes and appoints the Company as its attorney-in-fact with full power of substitution to transfer the Interest represented by this Certificate, or any lesser designated number of Interest as referenced herein, on the books of the Company.

_________________________________  Date: ______________________________________
         Signature

                                    EXHIBIT C

                          CERTIFICATE FOR INTERESTS IN
                       HUNTSMAN INTERNATIONAL HOLDINGS LLC
                      A Delaware Limited Liability Company

Certificate No. ___
           No. of Units ___

                      Huntsman International Holdings LLC,
                    a Delaware limited liability company (the
                        "Company"), hereby certifies that

                                [NAME OF MEMBER]

(the "Holder") is the registered owner of ___ non-voting convertible Units of limited liability company Interest in the Company ("Interests"). The Interests represented by this Certificate are subject to the terms and conditions of, and restrictions on transfer set forth in, the Second Amended and Restated Limited Liability Company Agreement for the Company, dated December 20, 2001 (as amended from time to time, the "Company Agreement"), copies of which are on file with the Secretary of the Company, and such Interests are held and may not be sold, assigned, transferred, pledged, hypothecated, encumbered, otherwise granted as security, or otherwise disposed of except in accordance therewith. The Company Agreement contains transfer restrictions, including, without limitation, "right of first refusal" and "right of First Offer" restrictions with respect to such Interests. Capitalised terms not otherwise defined herein shall have the meanings given in the Company Agreement.

               Notwithstanding any provision of the Company Agreement to the contrary, each BTCP Member, CEA Member and GSG Member shall be entitled to convert their Interests represented by this certificate into voting Interests in connection with any Conversion Event if such Member reasonably believes that such Conversion Event has been or will be consummated, and a written request for conversion from any BTCP Member, CEA Member or GSG Member to the Company stating such Member's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Company to effect such conversion in timely manner so as to enable each such Member to participate in such Conversion Event; provided such Member agrees not to vote any such voting Interests prior to such Conversion Event. The Company will not cancel the non-voting Interests of the BTCP Members, CEA Members and GSG Members so converted before the 15th day following such Conversion Event and will reserve such Interests until such 15th day for reissuance in compliance with the next sentence. If any of the non-voting Interests of a BTCP Member, CEA Member or GSG Member are converted into voting Interests in connection with a Conversion Event and such voting Interests are not actually distributed, disposed of or sold pursuant to such Conversion Event, such voting Interests shall be promptly converted back into the same number of non-voting Interests. Each Regulated Member may provide for further restrictions upon the conversion of any of its non-voting Interests by providing the

Company with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

               The Holder, by accepting this Certificate, is deemed to have agreed to become a Member of the Company, if admitted as such in accordance with the terms of the Company Agreement, and to have agreed to comply with and be bound by, the Company Agreement.

               This Certificate and the Interest(s) evidenced hereby are transferable only in accordance with the terms of the Company Agreement (subject to the limitations on transfer therein contained). No Interest(s) may be transferred unless and until this Certificate, or a written instrument of transfer satisfactory to the Company, is duly endorsed or executed for transfer by the Holder or the Holder's duly authorized attorney, and this Certificate (together with any separate written instrument of transfer) is delivered to the Company for registration of transfer.

               THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER PROVIDES EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

ATTEST:                                     HUNTSMAN INTERNATIONAL HOLDINGS LLC

                                            By
---------------------------                   ---------------------------------
Secretary                                     Chief Executive Officer

Dated:
       -------------

                             ASSIGNMENT OF INTEREST

               FOR VALUE RECEIVED, the undersigned (the "Assignor"), hereby assigns, conveys, sells and transfers unto:

___________________________________________________________________________

             Please print or typewrite Name and Address of Assignee

____________________________________ Please insert Social Security or other
                                     Taxpayer Identification Number of Assignee

______________ Units of Interest evidenced by this Certificate. Assignor irrevocably constitutes and appoints the Company as its attorney-in-fact with full power of substitution to transfer the Interest represented by this Certificate, or any lesser designated number of Interest as referenced herein, on the books of the Company.

_________________________________   Date: _____________________________________
          Signature

                                   SCHEDULE 1

                              MEMBERS AND INTERESTS

         MEMBER                      ADDRESS                              NO. OF      PERCENTAGE
                                                                          UNITS        OF ALL
                                                                                      INTERESTS
Huntsman Speciality
Chemicals Corporation                                                      600           60%

ICI Alta Inc.                                                              300           30%

DB Capital Investors, L.P.           31 West 52nd Street,
                                     26th Floor                            44 4/9        4 4/9%
                                     New York
                                     NY 10019

                                     Facsimile: (646) 3247651

J.P. Morgan Partners (BHCA), L.P.    c/o J.P. Morgan Partners, LLC         44 4/9        4 4/9%
                                     1221 Avenue of the Americas
                                     New York
                                     NY 10020

                                     Attn:      Timothy Walsh

                                     Facsimile: (212) 899 3401

GS Mezzanine Partners, L.P.          C/o Goldman Sachs                     7 2/9         13/18%
                                     International
                                     Peterborough Court
                                     133 Fleet Street
                                     London EC4A 2BB
                                     United Kingdom

                                     Attn:      Robin Doumar

                                     Facsimile: +44 207 774 4485

GSMP (HICI), INC.                    C/o Goldman Sachs                     3 8/9         7/18%
                                     International
                                     Peterborough Court
                                     133 Fleet Street
                                     London EC4A 2BB
                                     United Kingdom

                                     Attn:      Robin Doumar

                                     Facsimile:      +44 207 774 4485

                                   SCHEDULE 2

                                   [RESERVED]

                                   SCHEDULE 3

                   ADJUSTMENT OF INTERESTS - NUMERICAL EXAMPLE

(US$ MILLIONS)

NOTE: EXAMPLE ASSUMES THAT ALL THE EQUITY INVESTORS RETAIN THEIR INTERESTS POST-RECAPITALIZATION AND THAT NEITHER THE PRO-RATA DISTRIBUTION (CONTEMPLATED IN CLAUSE 3A.1) OR THE PARTIAL ACQUISITION OF ICI'S INTERESTS BY H (CONTEMPLATED IN CLAUSE 3A.2 (d)) OPTIONS ARE PURSUED.

CLAUSE
(REFERENCE)

        3A.2   CALCULATION OF IMPLIED INCREMENTAL VALUE

               MARKET PRICE DETERMINATION USING SCHEDULE 1 OF MEMBERS AGREEMENT (INVESTORS CALCULATION)

      3A.2 (a) Determine the: enterprise value of three ICI businesses                                    3,900

      3A.2 (a) and the: enterprise value of PO/MTBE using market valuation                                  800

      3A.2 (a) and the: enterprise value of other contributed businesses                                      0
                                                                                                         -------
      3A.2 (a) Resulting amount is the: "Market Enterprise Value"                                         4,700

      3A.2 (b) Reduce Market Enterprise Value by: Net Debt                                                2,500
                                                                                                         -------


      3A.2 (b) Market Enterprise Value less Net Debt                                                      2,200

      3A.2 (c) Multiply amount in 3A.2 (b) by: ICI's ownership percentage                                    30%
                                                                                                         -------
      3A.2 (c) Resulting amount is the: "Market Price"                                                      660

               IMPLIED INCREMENTAL VALUE

      3A.2 (d) Subtract the:  Fair Price (of ICI's interests)--See Reference Calc. on next page             750

      3A.2 (d) from the:  Market Price (of ICI's interests)                                                 660
                                                                                                         -------

      3A.2 (d) Resulting amount is the: "Implied Incremental Value"                                         -90

          3A.3 CALCULATION OF UNADJUSTED POST-RECAPITALIZATION EQUITY OWNERSHIP

      3A.3 (a) Reduce the: Market Enterprise Value                                                        4,700

      3A.3 (a) by the sum of:  Net Debt                                                                   2,500

      3A.3 (a) and:  debt incurred to purchase ICI interests                                                750
                                                                                                         -------
      3A.3 (a) Resulting amount is the:  "Post-Recap Equity Value"                                        1,450

      3A.3 (b) Multiply the:  Post-Recap Equity Value                                                     1,450

      3A.3 (b) By:  H's post-recapitalization ownership percentage                                        85.71%

                  (assumed to be 60% of outstanding 70%)
                                                                                                         -------
      3A.3 (b) Resulting amount is the: "H Post-Recap Unadjusted Equity Value"                            1,243


      3A.3 (c) Multiply the:  Post-Recap Equity Value                                                     1,450

      3A.3 (c) By:  remaining Equity Investors' post-recapitalization ownership percentage                14.29%

                  (assumed to be 10% of outstanding 70%)
                                                                                                         -------
      3A.3 (c) Resulting amount is the: "Equity Investors Post-Recap Unadjusted Equity Value"               207

          3A.4 CALCULATION OF ADJUSTED POST-RECAPITALIZATION EQUITY OWNERSHIP

      3A.4 (a) Multiply the:  Implied Incremental Value                                                     -90

      3A.4 (a) By the:  remaining Equity Investors' post-recapitalization ownership percentage            14.29%

                  (assumed to be 10% of outstanding 70%)
                                                                                                         -------
      3A.4 (a) Resulting amount is the:  "Required Equity Adjustment"                                       -13

      3A.4 (b) Add the: Required Equity Adjustment                                                          -13

      3A.4 (b) to the:  H Post-Recap Unadjusted Equity Value                                              1,243
                                                                                                         -------
      3A.4 (b) Resulting amount is the: "H Post-Recap Adjusted Equity Value"                              1,230

      3A.4 (c) Divide the:  H Post-Recap Adjusted Equity Value                                            1,230

      3A.4 (c) By the:  Post-Recap Equity Value                                                           1,450

      3A.4 (c) Resulting amount is the: H's new ownership percentage                                      84.83%

      3A.4 (d) Subtract the: Required Equity Adjustment                                                     -13

      3A.4 (d) from the:  Equity Investors Post-Recap Unadjusted Equity Value                               207
                                                                                                         -------
      3A.4 (d) Resulting amount is the: "Equity Investors Post-Recap Adjusted Equity Value"                 220


      3A.4 (e) Divide the:  Equity Investors Post-Recap Adjusted Equity Value                               220

      3A.4 (e) By the:  Post-Recap Equity Value                                                           1,450
                                                                                                         -------
      3A.4 (e) Resulting amount is the: Equity Investors' new ownership percentage                        15.17%

               REFERENCE CALCULATION FOR 3A.2 (d)

               FAIR PRICE DETERMINATION USING SCHEDULE 2 OF THE 1999 AGREEMENT

               (ICI CALCULATION)

               Enterprise Value of three ICI businesses                                                   3,900

               Enterprise Value of other contributed businesses                                               0

               Pre-determined enterprise value of PO/MTBE                                                   900
                                                                                                         ------
               Total Enterprise Value                                                                     4,800

               Net Debt                                                                  2,500

               Adjustments to Debt

                    PO/MTBE env. liab.expenditures                                         100

                    PO/MTBE CapEx expenditures                                             100
                                                                                         -----
               Less:  Adjusted Net Debt                                                                   2,300
                                                                                                         ------

               Fair Enterprise Value less Net Debt                                                        2,500


               Multiply by:  ICI's ownership percentage                                                      30%

               RESULTING AMOUNT IS:  "FAIR PRICE" OF ICI'S INTEREST                                         750


SIGNED by                         )
for and on behalf of              )
HUNTSMAN SPECIALTY                )
CHEMICALS CORPORATION             )

SIGNED by                         )
for and on behalf of              )
ICI ALTA, INC.                    )

SIGNED by                         )
for and on behalf of              )
DB CAPITAL INVESTORS, L.P.        )

SIGNED                            )
for and on behalf of              )
J.P. MORGAN PARTNERS (BHCA),      )
L.P. by JPMP MASTER FUND          )
MANAGER, L.P. its General Partner,)
by JPMP CAPITAL CORP., its        )
General Partner                   )

SIGNED by                         )
for and on behalf of              )
GS MEZZANINE PARTNERS, L.P.       )
by GS MEZZANINE ADVISORS,         )
L.L.C., its General Partner       )

SIGNED by                         )
for and on behalf of GSMP (HICI), INC.)

                                   UNDERTAKING

The Company undertakes, directly to each of H and ICI, that it will exercise all voting rights and powers (direct or indirect) available to it in relation to any person and/or any member of the Associate Group to ensure that the provisions of this Agreement (and the other agreements referred to in this Agreement) are completely and punctually fulfilled, observed and performed and generally that full effect is given to the principles set out in this Agreement.

SIGNED
for and on behalf of
HUNTSMAN INTERNATIONAL
HOLDINGS LLC

----------------------------------
duly authorized officer

                                    CONTENTS

CLAUSE                                                                           PAGE
0     INTERPRETATION...............................................................2

      Definitions..................................................................2
      Headings....................................................................15
      Statutory references........................................................15
      Currency....................................................................15

0     GENERAL MATTERS.............................................................16

      Name........................................................................16
      Business....................................................................16
      Business Plan...............................................................16
      Offices.....................................................................16
      Members.....................................................................17
      Term........................................................................17

0     CAPITAL AND FURTHER FINANCE.................................................17

      Issuance of Interests.......................................................17
      Issue of new Interests......................................................18
      Funding support by the Members..............................................19
      Further finance.............................................................19
      Guarantees..................................................................20
      Tax Matters.................................................................20
      Loans from Members..........................................................21
      Return of Capital Contributions.............................................22
      Interest....................................................................22
      Capital Accounts............................................................22
      Allocation of Net Income and Net Loss.......................................25
      Allocations in Special Circumstances........................................27
      Tax Allocations.............................................................30
      Tax Elections...............................................................31
      Tax Matters Member..........................................................32
      Certificates................................................................32
      Register....................................................................32
      New Certificates............................................................33
      Interest as a security......................................................33
      Financing Fee...............................................................33
      Adjustment of Interests.....................................................34
      Calculation of Implied Incremental Value....................................34
      Calculation of Unadjusted Post-Recapitalization Equity Ownership............35
      Calculation of Adjusted Post-Recapitalization Equity Ownership..............35
      Numerical Example...........................................................36


      Reallocation of Interest Certificates.......................................36
      Application of clause 3A....................................................37

0     MANAGERS AND MANAGEMENT.....................................................37

      Supervision by the Board....................................................37
      Board of Managers...........................................................38
      Appointment and Removal of Managers and Board Observers.....................39
      Quorum......................................................................40
      Notice and Agenda...........................................................40
      Board voting................................................................41
      Reserved Board Matters......................................................42
      Regular Board Matters.......................................................45
      Officers....................................................................46
      Execution of Documents......................................................47
      Reliance on Documents and Reports...........................................47
      Equity Investor Approval Matters............................................48

0     MEMBER ACTION...............................................................55

      Deadlock....................................................................56

0     FINANCIAL MATTERS...........................................................56

      Accounting Principles.......................................................56
      Auditors....................................................................56
      Financial Year..............................................................56
      Dividend Policy.............................................................57
      Tax Returns and Information.................................................59

0     INFORMATION AND REPORTING...................................................59

      Inspection and Information..................................................59
      Accounts, Business Plan and Budgets.........................................59

0     CONFIDENTIALITY.............................................................60

      Confidentiality obligation..................................................60
      Exceptions from confidentiality obligation..................................61
      Employees, agents and advisers..............................................62
      Return of Confidential Information..........................................62
      Survival after termination..................................................63

0     CLAIMS BY COMPANY...........................................................63

1     PUT/CALL OPTION.............................................................65

2     TRANSFER OF INTERESTS.......................................................65

      General.....................................................................65
      Restriction on transfer.....................................................65
      Permitted Transfers.........................................................67
      Transfer Notice.............................................................68


      Right of Continuing Member to purchase......................................69
      Obligation to complete......................................................70
      Seller's right to sell to Third Party Purchaser.............................70
      Sale terms..................................................................71
      Intra-Group transfers.......................................................72
      Admission of Transferee as Member...........................................73
      Initial Period Tag-along....................................................74
      Post-Initial Period Tag-along (1)...........................................76
      Post-Initial Period Tag-along (2)...........................................77
      Drag-along..................................................................79
      Regulatory Transfer.........................................................81

0     TAX MATTERS ................................................................83

1     FURTHER ASSURANCES .........................................................83

      Exercise of rights and powers...............................................83
      Performance by Group Members................................................83

0     NON-ASSIGNMENT .............................................................84

1     WAIVER OF RIGHTS ...........................................................84

2     AMENDMENTS .................................................................84

3     INVALIDITY .................................................................84

4     ENTIRE AGREEMENT ...........................................................85

5     SUPREMACY OF THIS AGREEMENT ................................................85

6     STANDARD OF CARE; INDEMNIFICATION ..........................................85

7     DISSOLUTION AND WINDING UP .................................................86

      Dissolution.................................................................86
      Winding Up..................................................................87
      Cancellation of Certificate of Formation....................................89

0     LIMITATION OF LIABILITY.....................................................89

1     NOTICES.....................................................................90

      Notices.....................................................................90

0     SETTLEMENT OF DISPUTES......................................................90

      Jurisdiction................................................................93

0     COUNTERPARTS................................................................94

1     GOVERNING LAW...............................................................94


2     MISCELLANEOUS...............................................................94

      No Right to Withdraw........................................................94
      Company Property............................................................94
      Waiver of Partition.........................................................95
      Legends.....................................................................95
      Certain Regulatory Provisions...............................................96

EXHIBIT A.........................................................................98

      FORM OF ADOPTION AGREEMENT................................................. 98

EXHIBIT B........................................................................100

EXHIBIT C........................................................................103

SCHEDULE 1.......................................................................106

      MEMBERS AND INTERESTS......................................................106

SCHEDULE 2.......................................................................108

      [RESERVED].................................................................108

SCHEDULE 3.......................................................................109

      ADJUSTMENT OF INTERESTS - NUMERICAL EXAMPLE................................109

                                                                  CONFORMED COPY

                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                       HUNTSMAN INTERNATIONAL HOLDINGS LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                                  DATED AS OF:

                                DECEMBER 20, 2001